As filed with the Securities and Exchange Commission on July 6, 2017

Registration No. 333-218395

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 To

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DXC Technology Company

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7373	61-1800317
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William L. Deckelman, Jr.

Executive Vice President, General

Counsel and Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

Copies to:

Deanna L. Kirkpatrick

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
2.875% Senior Notes due 2020	$500,000,000	100%	$506,767,500	$58,734.35
4.250% Senior Notes due 2024	$500,000,000	100%	$518,117,500	$60,049.82
4.750% Senior Notes due 2027	$500,000,000	100%	$523,470,000	$60,670.17

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, on the basis of the average of the bid and asked price on June 29, 2017 of $101.3535 for the 2.875% Senior Notes due 2020, $103.6235 for the 4.250% Senior Notes due 2024 and $104.6940 for the 4.750% Senior Notes due 2027. DXC previously paid $173,850 of this filing fee upon the filing of the Form S-4 on May 31, 2017.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. DXC Technology Company may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U.S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO CHANGE, DATED JULY 6, 2017

PROSPECTUS

DXC Technology Company

Offer to Exchange All Outstanding

Securities listed below:

Series of Old Notes to be Exchanged	CUSIP No. for the Old Notes	Series of New Notes to be Issued	CUSIP No. for the New Notes
2.875% Senior Notes due 2020	299897 AA6 / U3000N AA8	2.875% Senior Notes due 2020	23355LAB2
4.250% Senior Notes due 2024	299897 AB4 / U3000N AB6	4.250% Senior Notes due 2024	23355LAC0
4.750% Senior Notes due 2027	299897 AC2 / U3000N AC4	4.750% Senior Notes due 2027	23355LAD8

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”) and the related letter of transmittal (as it may be supplemented and amended from time to time, the “letter of transmittal”), DXC Technology Company (f.k.a. Everett SpinCo, Inc.) (“DXC”) is offering to exchange (the “exchange offer”) new 2.875% Senior Notes due 2020 (the “New 2020 Notes”), 4.250% Senior Notes due 2024 (the “New 2024 Notes”) and 4.750% Senior Notes due 2027 (the “New 2027 Notes” and, together with the New 2020 Notes and New 2024 Notes, the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of its validly tendered and accepted 2.875% Senior Notes due 2020 (the “Old 2020 Notes”), 4.250% Senior Notes due 2024 (the “Old 2024 Notes”) and 4.750% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2020 Notes and Old 2024 Notes, the “old notes”), respectively. The old notes and the new notes are together referred to herein as the “notes.”

In exchange for each $1,000 principal amount of old notes that is validly tendered prior to the Expiration Date (as defined below) and not validly withdrawn, holders will be eligible to receive $1,000 principal amount of new notes (the “Exchange Consideration”). The terms of the new notes are identical in all material respects to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In connection with resales of the new notes, you are required to make the representations described on page 45 to us. No accrued but unpaid interest will be paid on the old notes in connection with the exchange offer. However, the first interest payment for the new notes issued in the exchange will have accrued from the most recent interest payment date for such tendered old note.

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture governing such notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act, and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

The exchange offer will expire immediately following 11:59 p.m., New York City time, on                     , 2017, unless extended (the “Expiration Date”). You may withdraw tendered old notes at any time prior to the Expiration Date.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”).

We plan to issue the new notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offer are satisfied or, where permitted, waived. The old notes are not, and the new notes will not be, listed on any securities exchange.

An investment in the new notes involves risks. Prior to participating in the exchange offer, please see the section entitled “Risk Factors” beginning on page 17 of this prospectus for a discussion of the risks that you should consider in connection with your investment in the new notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of DXC, the exchange agent, the trustee or any other person makes any recommendation as to whether holders of old notes should exchange their old notes in the exchange offer.

The date of this prospectus is                     , 2017

i

ABOUT THIS PROSPECTUS

References in this prospectus to “DXC,” “the Issuer,” the “company,” “us,” “we” and “our” refer to DXC Technology Company and its consolidated subsidiaries, unless the context otherwise requires. The term “CSC” refers to Computer Sciences Corporation and its consolidated subsidiaries, the term “Everett” refers to Everett SpinCo, Inc., which was renamed DXC Technology Company following the Merger (as defined below), and the term “HPE” refers to Hewlett Packard Enterprise Company.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the Commission. Prior to making any decision with respect to the exchange offer, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

All statements and assumptions contained in this prospectus and in the documents incorporated by reference herein that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and words and terms of similar substance in connection with discussions of future operating or financial performance. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.

Forward-looking statements include, among other things, statements with respect to DXC’s and CSC’s financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of DXC’s or CSC’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to:

•	the integration of DXC with CSC’s business, operations and culture and the ability to operate as effectively and efficiently as expected, and the combined company’s ability to successfully manage and integrate acquisitions generally;

•	the combined company’s ability to realize the synergies and benefits expected to result from the Transactions (as defined below) within the anticipated time frame or in the anticipated amounts;

•	changes in governmental regulations or the adoption of new laws or regulations that may make it more difficult or expensive to operate the company’s business;

•	other risks related to the Merger including anticipated tax treatment, unforeseen liabilities and future capital expenditures;

•	changes in senior management, the loss of key employees or the ability of the combined company to retain and hire key personnel and maintain relationships with key business partners;

•	business interruptions in connection with our technology systems;

•	the competitive pressures faced by the company;

•	the effects of macroeconomic and geopolitical trends and events;

•	the need to manage third-party suppliers and the effective distribution and delivery of our products and services;

•	the protection of our intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with former parent companies;

•	risks associated with international operations;

•	the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends;

•	the execution and performance of contracts by us and our suppliers, customers, clients and partners;

•	the resolution of pending investigations, claims and disputes; and

•	the other factors described under the caption “Risk Factors” of this prospectus and incorporated by reference in this prospectus.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offer fully, you should carefully read this prospectus, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. You should also read “Risk Factors” in this prospectus as well as “Risk Factors” incorporated by reference into this prospectus, including from our Registration Statement on Form S-4/A filed with the SEC on February 24, 2017, for more information about important risks that you should consider before making an investment decision in the exchange offer.

DXC’s Business

DXC is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC is recognized among the best corporate citizens globally.

DXC’s reportable segments are Global Business Services (“GBS”) and Global Infrastructure Services (“GIS”).

•	Global Business Services. GBS provides innovative technology solutions including digital applications and applications services and software, which address key business challenges within the customer’s industry. GBS strives to help clients understand and take advantage of industry trends of IT modernization and virtualization of the IT portfolio (hardware, software, networking, storage and computing assets). GBS has three primary focus areas: industry aligned next-generation software and solutions (“IS&S”); digital applications, our consulting and applications business and big data services.

Industry aligned next-generation software and solutions is centered on the insurance, banking, healthcare and life sciences industries, as well as manufacturing and other diversified industries. Activities are primarily related to vertical alignment of software solutions and process-based intellectual property that power mission-critical transaction engines, in addition to the provision of tailored business processing services.

The digital applications business helps organizations innovate, transform and create sustainable competitive advantage through a combination of industry, business process, technology, systems integration and change management expertise, while optimizing and modernizing clients’ business and technical environments, enabling clients to capitalize on emerging services such as cloud and mobility as well as big data within new commercial models including “as a Service.”

Key competitive differentiators for GBS include its global scale, solution objectivity, depth of industry expertise, strong partnerships, vendor and product independence and end-to-end solutions and capabilities. Changing business issues such as globalization, fast-developing economies, government regulation and growing concerns around risk, security and compliance drive demand for these GBS offerings. Contract awards are estimated at the time of contract signing based on then existing projections of service volumes and currency exchange rates and include approved option years.

•	Global Infrastructure Services. GIS provides managed and virtual desktop solutions, unified communications and collaboration services, data center management, cyber security, computed and managed storage solutions to commercial clients globally. GIS also delivers DXC’s next-generation cloud offerings, including Infrastructure as a Service (“IaaS”), private cloud solutions and Storage as a Service.

GIS provides a portfolio of standard offerings that have predictable outcomes and measurable results while reducing business risk and operational costs for clients. To provide clients with differentiated offerings, GIS maintains a select number of key alliance partners to make investments in developing unique offerings and go-to-market strategies. This collaboration helps DXC determine the best technology, develop road maps and enhance opportunities to differentiate solutions, expand market reach, augment capabilities and jointly deliver impactful solutions.

DXC is a recently formed corporation and is incorporated in the state of Nevada. CSC was founded in 1959 and incorporated in the state of Nevada. Our principal executive offices, including our global headquarters, are located at 1775 Tysons Boulevard, Tysons, Virginia 22102 and our telephone number at that address is (703) 245-9700. DXC’s website address is www.dxc.technology. This is a textual reference only. The information on, or accessible through, DXC’s website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the old notes or the new notes.

Recent Developments

Exchange Offer for 4.45% Notes due 2022 of CSC

Concurrently with this exchange offer, we have commenced a separate exchange offer for any and all outstanding 4.45% notes due 2022 issued by CSC (the “CSC Notes”) for new 4.45% notes due 2022 issued by DXC. We are conducting the exchange offer to simplify our capital structure and to give existing holders of CSC Notes the option to obtain securities issued by us which will be pari passu with our other unsecured and unsubordinated debt securities. Completion of the exchange offer is expected to ease administration of our consolidated indebtedness. We can give no assurance as to the results of such exchange, or that such exchange will be consummated in a timely manner or at all.

The Transactions

On March 31, 2017, pursuant to the Separation and Distribution Agreement, dated as of May 24, 2016, as amended on November 2, 2016, as further amended on December 6, 2016, as further amended on January 27, 2017, and as further amended on March 31, 2017, between DXC and HPE, HPE completed the previously announced separation of its Enterprise Services business (the “Separation”), which was accomplished by the pro-rata distribution of all the issued and outstanding common stock, par value $0.01 per share, of DXC (the “DXC Common Stock”) to HPE’s stockholders as of the close of business on March 20, 2017, the record date for the distribution (the “Distribution”), and DXC distributed to HPE cash in an aggregate amount equal to approximately $3.008 billion (the “Everett Payment”). In the Distribution, HPE stockholders received 0.085904 shares of DXC Common Stock for every one share of HPE common stock held at the close of business on the record date. On December 16, 2016, DXC entered into the New DXC Term Loan (as defined under “Description of Certain Indebtedness”) and on March 27, 2017, DXC issued the old notes. The New DXC Term Loan and old notes are referred to in this prospectus as the “Debt Financing.” Proceeds of the Debt Financing were used to pay the Everett Payment.

As a result of the spin-off of DXC from HPE, DXC is now an independent public company, and its common stock began regular-way trading under the symbol “DXC” on the New York Stock Exchange (the “NYSE”) on April 3, 2017. HPE distributed a total of 141,865,656 shares of DXC Common Stock to HPE stockholders as of the close of business on the record date.

Effective as of 3:01 a.m. Eastern time on April 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of May 24, 2016 (as amended on November 2, 2016, and as further amended on December 6, 2016, the “Merger Agreement”), by and among DXC, CSC, Everett Merger Sub Inc., New Everett Merger Sub Inc., a wholly owned subsidiary of DXC (“New Merger Sub”), and HPE, CSC merged with New Merger Sub, with CSC continuing as the surviving corporation (the “Merger”). In the Merger, CSC stockholders received one share of DXC Common Stock for every one share of CSC common stock held immediately prior to the Merger. DXC issued a total of 141,298,797 shares of DXC Common Stock to CSC stockholders, representing approximately 49.9% of the outstanding shares of DXC Common Stock immediately following the Merger. As a result of the Merger, CSC is now a direct wholly owned subsidiary of DXC.

As a result of the Merger, DXC total shares outstanding upon consummation of the Merger was 283,164,453. DXC stock closed on May 30, 2017 at $78.34 per share, representing a market capitalization of approximately $22.2 billion.

The Merger, the Separation, the Distribution and the Debt Financing are collectively referred to in this prospectus as the “Transactions.”

The following diagram shows our structure and location of indebtedness for money borrowed.

(1)	Existing DXC debt consists of mortgages on facilities and other bank borrowings.
(2)	Validly tendered and not validly withdrawn old notes will be exchanged for new notes subject to the terms and conditions of the exchange offer specified herein.
(3)	The CSC Notes reflect the actual principal amount outstanding and exclude $8 million of unamortized hedge gains related to terminated interest rate swaps, deferred financing costs and discounts. Concurrently with the exchange offer, we have commenced a separate exchange offer for any and all outstanding CSC Notes. See “Description of Certain Indebtedness—The CSC Notes”.
(4)	The 7.45% notes due 2029 (the “EDS Notes”) reflect the actual principal amount outstanding and exclude $12 million of unamortized purchase accounting fair value premium.

The information in this prospectus may change. DXC Technology Company may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U.S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Questions and Answers about the Exchange Offer

Q:	Why is DXC making the exchange offer?

A:	DXC is conducting the exchange offer in accordance with its registration rights agreement with the existing holders of old notes to give such holders the option to obtain registered, unrestricted securities issued by DXC Technology Company which will be pari passu with DXC’s other unsecured and unsubordinated debt securities.

Q:	What will I receive if I tender my old notes in the exchange offer?

A:	Upon the terms and subject to the conditions of the exchange offer described in this prospectus and the letter of transmittal, for each old note that is validly tendered prior to 11:59 p.m., New York City time, on , 2017, and not validly withdrawn, you will be eligible to receive a new note, which will be identical in all material respects to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. Specifically, in exchange for each $1,000 principal amount of old notes that is validly tendered prior to 11:59 p.m., New York City time on the Expiration Date, and not validly withdrawn, holders will be eligible to receive the Exchange Consideration, which consists of $1,000 principal amount of new notes of the same series.

The new notes will be issued under and governed by the terms of the indenture described under “The Exchange Offer.” The new notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the new notes.”

Instead of receiving a payment for accrued interest on old notes that you exchange, the new notes you receive in exchange for those old notes will accrue interest from (and including) the most recent interest payment date on those old notes and no accrued but unpaid interest will be paid with respect to old notes tendered for exchange. You may withdraw tendered old notes at any time prior to the Expiration Date.

Q:	What are the consequences of not participating in the exchange offer at all?

A:	If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the transfer restrictions on the old notes as set forth in the old notes.

In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old notes, we do not intend to register resales of the old notes under the Securities Act. Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The trading market for any remaining old notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the old notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of old notes that remain outstanding may be materially and adversely affected. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.

Q:	What will be the ranking of the new notes?

A:	The new notes will have the same ranking as the old notes and will be direct, unconditional, unsecured and unsubordinated general obligations of DXC. The new notes will rank equally with all of DXC’s other senior unsecured general obligations from time to time outstanding. The new notes will be effectively subordinated to the obligations, including indebtedness, of DXC’s subsidiaries. As of March 31, 2017, after giving pro forma effect to the Transactions, the Amendment No. 3 (RCF) (as defined below) and the Incremental Revolving Commitments, DXC and its subsidiaries would have had outstanding indebtedness of approximately $7.6 billion.

Q:	Will the new notes be eligible for listing on an exchange?

A:	The new notes will not be listed on any securities exchange. There can be no assurance as to the development or liquidity of any market for the new notes. See “Risk Factors—Risks Related to the new notes—Active trading markets may not develop for the new notes.”

Q:	May I tender only a portion of the old notes that I hold?

A:	Yes. You may tender only a portion of the old notes that you hold provided that tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Q:	What are the conditions to the exchange offer?

A:	The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission.

Q:	Will DXC accept all tenders of old notes?

A:	Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offer discussed under “The Exchange Offer—Conditions to the Exchange Offer”, we will accept for exchange any and all old notes that (i) have been validly tendered in the exchange offer before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that tender of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof).

Q:	What will DXC do with the old notes accepted for exchange in the exchange offer?

A:	The old notes surrendered in connection with the exchange offer and accepted for exchange will be retired and cancelled.

Q:	Will I be paid the accrued and unpaid interest on my old notes accepted for exchange on the Settlement Date?

A:	No, such interest will not be paid in cash on the Settlement Date but rather the new notes received in exchange for the tendered old notes will accrue interest from (and including) the most recent date to which interest has been paid on those old notes so that old note holders that tender will receive the same interest on the new notes as what would have been received on the old notes had the holder not tendered their old notes.

Q:	When will the exchange offer expire?

A:	The exchange offer will expire immediately following 11:59 p.m., New York City time, on , 2017, unless we, in our sole discretion, extend the exchange offer, in which case the Expiration Date will be the latest date and time to which such exchange offer is extended. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw my old notes after I tender them?

A:	Tenders of old notes may be validly withdrawn at any time prior to the Expiration Date.

Following the Expiration Date, tenders of old notes may not be validly withdrawn unless DXC is otherwise required by law to permit withdrawal. In the event of termination of the exchange offer, the old notes tendered pursuant to the exchange offer will be promptly returned to the tendering holders. See “The Exchange Offer—Procedures for Tendering—Withdrawal of Tenders.”

Q:	How do I exchange my old notes if I am a beneficial owner of old notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my old notes for me?

A:	Currently, all of the old notes are held in book-entry form and can only be tendered through the applicable procedures of The Depository Trust Company (“DTC”). If your old notes are held by a broker, dealer, commercial bank, trust company or other nominee, such nominee may take no action with regard to the exchange offer unless you provide such nominee with instructions to tender your old notes on your behalf. See “The Exchange Offer—Procedures for Tendering—old notes Held Through a Nominee.” However, if any old notes are subsequently issued in certificated form and are held of record by a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the securities in the exchange offer, you should contact that institution promptly and instruct the institution to tender on your behalf.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer. Accordingly, beneficial owners wishing to participate in the exchange offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer.

Q:	Will I have to pay any fees or commissions if I tender my old notes for exchange in the exchange offer?

A:	You will not be required to pay any fees or commissions to the company or the exchange agent in connection with the exchange offer. If your old notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your old notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Are there procedures for guaranteed delivery of old notes?

A:	No. There are no guaranteed delivery procedures applicable to the exchange offer. All holders wishing to participate in the exchange offer must validly tender their old notes in accordance with the procedures described in this prospectus prior to the Expiration Date in order to be eligible to receive the Exchange Consideration.

Q:	Is any recommendation being made with respect to the exchange offer?

A:	None of DXC, the exchange agent, the trustee or any other person makes any recommendation in connection with the exchange offer as to whether any noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s old notes, and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning tender procedures and requests for additional copies of this prospectus and the letter of transmittal should be directed to the trustee, who is acting as the exchange agent, at:

U.S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

For information please email escrowexchangepayments@usbank.com or call 651-466-7150

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

Risk Factors

An investment in the new notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 17 of this prospectus as well as “Risk Factors” incorporated by reference into this prospectus.

The Exchange Offer

The Exchange Offer	DXC is hereby offering to exchange, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, any and all outstanding old notes for new notes as follows:

•	New 2020 Notes for its currently outstanding Old 2020 Notes;

•	New 2024 Notes for its currently outstanding Old 2024 Notes; and

•	New 2027 Notes for its currently outstanding Old 2027 Notes.

The new notes are identical in all material respects to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. See “The Exchange Offer—Terms of the Exchange Offer.”

Resale	DXC has not entered into any arrangement or understanding with any person who will receive new notes in the exchange offer to distribute those securities following completion of the exchange offer. DXC is not aware of any person that will participate in the exchange offer with a view to distribute the new notes.

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) in the United States without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the new notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also includes an acknowledgment that each person participating in the exchange offer does not intend to engage in a distribution of the new notes. In addition, the letter of transmittal includes an acknowledgment for each person that is a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities that such broker-dealer will satisfy any prospectus delivery requirements in connection with any resale of new notes received pursuant to the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers for such prospectus delivery requirements. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Any holder of old notes who:

•	is our affiliate;

•	does not acquire new notes in the ordinary course of its business; or

•	tenders its old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes in the United States.

Procedures for Participating in the Exchange Offer	If you wish to participate in the exchange offer, you must cause the book-entry transfer of your old notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:

•	a completed letter of transmittal; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your old notes by the Expiration Date in order to participate in the exchange offer.

Exchange Consideration	In exchange for each $1,000 principal amount of old notes that is validly tendered prior to the Expiration Date and not validly withdrawn, holders will receive the Exchange Consideration, which consists of $1,000 principal amount of new notes.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2017, or a later date and time to which DXC extends it with respect to the old notes.

Withdrawal and Revocation	Tenders of old notes may be validly withdrawn at any time prior to the Expiration Date.

Following the Expiration Date, tenders of old notes may not be validly withdrawn unless DXC is otherwise required by law to permit withdrawal. In the event of termination of the exchange offer, the old notes tendered pursuant to the exchange offer will be promptly returned to the tendering holders. See “The Exchange Offer—Withdrawal of Tenders.”

Conditions	The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission.

Acceptance of old notes and delivery of new notes	Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offer, DXC will accept for exchange any and all old notes that are validly tendered prior to the Expiration Date and not validly withdrawn. All old notes exchanged will be retired and cancelled. See “The Exchange Offer—Acceptance of Old Notes for Exchange; DXC Notes”.

The new notes issued pursuant to the exchange offer will be issued and delivered through the facilities of DTC promptly on the Settlement Date. We will return to you any old notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes. See “Material United States Tax Consequences of the Exchange Offer.”

Consequences of Not Exchanging old notes for new notes

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the transfer restrictions on the old notes as set forth in the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old notes, we do not intend to register resales of the old notes under the Securities Act.

Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The trading market for any remaining old notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the old notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of old notes that remain outstanding may be materially and adversely affected. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	U.S. Bank National Association, the trustee for the notes, is serving as exchange agent for the exchange offer.

No Recommendation	None of DXC, the exchange agent, the trustee or any other person makes any recommendation in connection with the exchange offer as to whether any noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s old notes, and no one has been authorized by any of them to make such a recommendation.

The exchange offer is being made by DXC only in connection with DXC’s offer of the new notes and in DXC’s capacity as the Issuer of the new notes. No other securities are being offered and no consents are being solicited. None of DXC, the exchange agent, the trustee or any other person is soliciting the holders of old notes to reject the exchange offer, to not tender their old notes or to otherwise retain their investment in the old notes.

Risk Factors	For risks related to the exchange offer, please read the section entitled “Risk Factors” beginning on page 17 of this prospectus.

Further Information	Questions concerning the terms of the exchange offer, the tender procedures and requests for additional copies of the prospectus and the letter of transmittal should be directed to the exchange agent at their address and telephone number set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

The New Notes

Issuer	DXC Technology Company

Notes Offered	New 2020 Notes: Up to $500,000,000 aggregate principal amount of 2.875% Senior Notes due 2020

New 2024 Notes: Up to $500,000,000 aggregate principal amount of 4.250% Senior Notes due 2024

New 2027 Notes: Up to $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2027

Interest Rates; Interest Payment Dates; Maturity Dates	The new notes will have the same interest rate, maturity date, optional redemption prices and interest payment dates as the old notes for which they are being offered in exchange.

Each new note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding old note. On the first interest payment date following the exchange, holders of new notes will receive interest for the period from and including the last interest payment date on which interest was paid on the old notes. No additional or other interest relating to such period will be paid to such holders.

Series	Maturity Dates	Semi-Annual Interest Payment Dates	First Interest Payment Date
New 2020 Notes	March 27, 2020	March 27 and September 27	September 27, 2017
New 2024 Notes	April 15, 2024	April 15 and October 15	October 15, 2017
New 2027 Notes	April 15, 2027	April 15 and October 15	October 15, 2017

Optional Redemption	The new notes will be redeemable as a whole or in part, at our option, at any time or from time to time, at the redemption prices described in “Description of the new notes—Optional Redemption;” which redemption terms are identical to those applicable to the corresponding series of old notes.

Special Mandatory Redemption	Due to the consummation of the Transactions on March 31, 2017 as described above under “—Recent Developments”, the new notes will not be subject to a special mandatory redemption provision. See “Description of the New Notes—Mandatory Redemption or Sinking Fund.”

Change of control triggering event	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the New Notes—Change of Control Triggering Event”), you will have the right, as holders of the new notes, to cause us to repurchase your new notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the repurchase date. See “Description of the New Notes—Change of Control Triggering Event.”

Ranking	The new notes will be our direct, unconditional, unsecured and unsubordinated general obligations and will:

•	rank equally in right of payment with all of our other senior unsecured general obligations from time to time outstanding;

•	rank senior in right of payment to any subordinated indebtedness we may incur;

•	be effectively subordinated to any of our secured debt, to the extent of the value of the assets securing such debt; and

•	be effectively subordinated to the obligations, including indebtedness, of our subsidiaries.

Covenants	We will issue the new notes under an indenture among us and U.S. Bank National Association, as trustee. The indenture, among other things, limits DXC’s ability and the ability of certain of its subsidiaries to:

•	incur liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of the New Notes—Certain Covenants.”

Further Issuances	DXC may, without the consent of the holders of the new notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the new notes, provided that if the additional notes are not fungible with the new notes for U.S. federal income tax purposes, the additional notes will be issued with a different CUSIP number than the new notes.

Denominations	DXC will issue the new notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In the exchange offer, the principal amount of each new note issued to a holder will be rounded down, if necessary, to the nearest whole multiple of $1,000.

Trading	The new notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Trustee	U.S. Bank National Association.

Use of Proceeds	DXC will not receive any cash proceeds from the issuance of the new notes in connection with the exchange offer. In exchange for issuing the new notes, DXC will receive old notes that will be retired and cancelled. See “Use of Proceeds.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and in particular, you should evaluate the sections entitled “Risk Factors” in this prospectus as well as “Risk Factors” incorporated by reference into this prospectus, including from our Registration Statement on Form S-4/A filed with the SEC on February 24, 2017 for a discussion of the risks that you should consider in connection with your investment in the new notes.

RISK FACTORS

Before making an investment decision in the exchange offer, you should consider carefully the information under the heading “Risk Factors” incorporated by reference into this prospectus, including from our Registration Statement on Form S-4/A filed with the SEC on February 24, 2017, and the following risk factors. You should also carefully consider the other information included in this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Related to the new notes

Our indebtedness may adversely affect our business, financial condition and results of operations, as well as our ability to meet our payment obligations under the new notes and our other debt.

Following this exchange offer we will continue to have a significant amount of debt and debt service requirements. As of March 31, 2017, after giving pro forma effect to the Transactions, the Amendment No. 3 (RCF) and the Incremental Revolving Commitments, DXC and its subsidiaries would have had outstanding indebtedness of approximately $7.6 billion.

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to satisfy our debt obligations, including under the new notes, and other ongoing business obligations, which may result in defaults;

•	experiencing events of default if we fail to comply with the financial and other covenants contained in the agreements governing our debt instruments, which could result in all of our debt becoming immediately due and payable or require us to negotiate an amendment to financial or other covenants that could cause us to incur additional fees and expenses;

•	subjecting us to the risk of increased sensitivity to interest rate increases in our outstanding indebtedness that bears interest at variable rates and could cause our debt service obligations to increase significantly;

•	increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;

•	reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate, and the overall economy;

•	placing us at a competitive disadvantage compared to any of our competitors that have less debt or are less leveraged; and

•	increasing our vulnerability to the impact of adverse economic and industry conditions.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate sufficient cash flow from operations, or that current or future borrowings will be sufficient to meet our current debt obligations under the new notes and our other debt and to fund other liquidity needs.

The new notes will be effectively subordinated to the obligations of our subsidiaries.

Following this exchange offer we will continue to have a significant amount of debt and debt service requirements. As of March 31, 2017, after giving pro forma effect to the Transactions, the Amendment No. 3 (RCF) and the Incremental Revolving Commitments, DXC and its subsidiaries would have had outstanding indebtedness of approximately $7.6 billion.

If new debt or other liabilities are added to our current debt levels, our ability to meet our payment obligations under the new notes and our other debt could be adversely affected.

Despite our current indebtedness levels, we may be able to incur substantially more debt. This could exacerbate further the risks associated with our leverage.

We may incur substantial additional indebtedness for many reasons, including to fund acquisitions. The terms of the indenture that will govern the new notes generally does not restrict us from doing so. As of March 31, 2017, after giving pro forma effect to the Transactions, the Amendment No. 3 (RCF) and the Incremental Revolving Commitments, we would have had commitments available to be borrowed under the revolving credit facility of $3.69 billion. In addition, the indenture allows us to issue additional notes under certain circumstances. Although the indenture places some limitations on our ability and the ability of certain of our subsidiaries to create liens securing indebtedness, there are significant exceptions to these limitations that will allow us and our subsidiaries to secure significant amounts of indebtedness without equally and ratably securing the new notes. If we or our subsidiaries incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our and our subsidiaries’ assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the new notes that are not similarly secured. Subject to certain limitations, the indenture also will not restrict our subsidiaries, including without limitation all of our non-U.S. subsidiaries, from incurring additional debt, which would be structurally senior to the new notes. In addition, the indenture will not prevent us or our subsidiaries from incurring other liabilities that do not constitute indebtedness. If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

The indenture that will govern the new notes contains negative covenants that may have a limited effect.

The indenture that will govern the new notes contains limited covenants that will restrict our ability and ability of certain of our subsidiaries to create certain liens, enter into certain sale and lease-back transactions and consolidate or merge with or into, or sell our consolidated assets substantially as an entirety to, another person. These limited covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. In light of these exceptions, holders of the new notes may be structurally or contractually subordinated to a substantial amount of new debt. Additionally, the covenants in the indenture will not limit the ability of us and our subsidiaries to, among other things, incur unsecured debt, pay dividends, repurchase stock, make investments, dispose of assets not constituting DXC consolidated assets substantially as an entirety or enter into transactions with our affiliates.

Fraudulent conveyance laws may void the new notes or subordinate the new notes.

The issuance of the new notes may be subject to review under applicable bankruptcy laws or relevant fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our creditors. Under these laws, if in such a lawsuit a court were to find that, at the time the new notes were issued, we:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt, and DXC:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on our business; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

•	then the court could void the new notes or subordinate the new notes to our presently existing or future debt or take other actions detrimental to you.

We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the new notes were issued and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the new notes were issued that the payments constituted fraudulent transfers on another ground.

Under the indenture, the Change of Control Triggering Event that would require us to repurchase the new notes are subject to a number of significant limitations, and certain change of control events that affect the market price of the new notes may not give rise to any obligation to repurchase the new notes.

Although we will be required under the indenture to make an offer to repurchase the new notes upon the occurrence of a Change of Control Triggering Event (defined below), the term “Change of Control Triggering Event” is limited in its scope and does not include all change of control events that might affect the market value of the new notes. In particular, we are required to repurchase the new notes upon certain change of control events only if the ratings of the new notes are lowered below investment grade during the relevant “trigger period.” As a result, our obligation to repurchase the new notes upon the occurrence of a change of control is limited and may not preserve the value of the new notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may be unable to purchase the new notes upon a change of control.

The terms of the new notes will require us to make an offer to repurchase the new notes upon the occurrence of a Change of Control Triggering Event at a purchase price equal to 101% of the principal amount of the new notes, plus accrued and unpaid interest to, but excluding, the date of the purchase. The occurrence of a Change of Control Triggering Event would cause an event of default under the senior credit facilities and therefore could cause us to have to repay amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a Change of Control Triggering Event and therefore limit our ability to fund the repurchase of your new notes pursuant to the Change of Control Offer. It is possible that we will not have sufficient funds, or be able to arrange for additional financing, at the time of the Change of Control Triggering Event to make the required repurchase of new notes. If we have insufficient funds to repurchase all new notes that holders tender for purchase pursuant to the Change of Control Offer, and we are unable to raise additional capital, an event of default would occur under the indenture. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the new notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all. See “Description of the New Notes—Change of Control Triggering Event.”

Active trading markets may not develop for the new notes.

The new notes are new issuances of securities for which no public trading market currently exists. A liquid market for the new notes may not develop or be maintained. The new notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. In addition, the trading price of the new notes may fluctuate, depending upon prevailing interest rates, the market for similar new notes, our performance and other factors. The market for the new notes may not be free from disruptions that may adversely affect the prices at which you may sell the new notes.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the new notes.

The price for the new notes depends on many factors, including:

•	our credit ratings;

•	prevailing interest rates being paid by, or the market prices for debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and prospects, including those related to the Transactions; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the new notes.

Risks Related to the Exchange Offer

If you choose not to exchange your old notes in the exchange offer, the transfer restrictions currently applicable to your old notes will remain in force and the market price of your old notes could decline.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the transfer restrictions on the old notes as set forth in the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old notes, we do not intend to register resales of the old notes under the Securities Act. The tender of old notes under the exchange offer will reduce the principal amount of the old notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old notes due to a reduction in liquidity. Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the old notes under the Securities Act.

The liquidity of the old notes that are not exchanged will be reduced.

We expect that the trading market for unexchanged old notes will become more limited due to the reduction in the amount of the old notes outstanding upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged old notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged old notes will exist, develop or be maintained or as to the prices at which the unexchanged old notes may be traded.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC No-Action Letter available May 13, 1988, Morgan Stanley & Co., Incorporated, SEC No-Action Letter available June 5, 1991 and Shearman & Sterling, SEC No-Action Letter available July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under this Act. We do not and will not assume, or indemnify you against, this liability.

The exchange offer may be cancelled or delayed.

Completion of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. For details, see “The Exchange Offer—Expiration Date; Extensions; Amendments.” Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes.

You may not receive new notes in the exchange offer if the procedures for the exchange offer are not followed.

We will issue the new notes in exchange for your old notes only if you tender your old notes and deliver a properly completed and duly executed letter of transmittal or the electronic transmittal through DTC’s Automated Tender Offer Program and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer. Accordingly, beneficial owners wishing to participate in the exchange offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer. If we do not receive your old notes, letter of transmittal and other required documents by the Expiration Date, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

The Exchange Consideration does not reflect any valuation of the old notes or the new notes and is subject to market volatility.

We have made no determination that the Exchange Consideration represents a fair valuation of either the old notes or the new notes. We have not obtained a fairness opinion from any financial advisor about the fairness to us or to you of the consideration to be received by holders of old notes. None of DXC, the exchange agent, the trustee or any other person is making any recommendation as to whether or not you should tender old notes for exchange in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for (i) DXC on a pro forma as adjusted basis to give effect to the Transactions, and (ii) CSC on a historical basis, for each of the fiscal years in the last five year period.

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before taxes, interest and expense on indebtedness and the interest portion of rentals. “Fixed charges” consists of interest expense, rental expense and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	DXC Pro Forma		CSC Historical
	Twelve Months Ended March 31, 2017		Fiscal Year Ended
			March 31, 2017		April 1, 2016	April 3, 2015		March 28, 2014	March 29, 2013

Ratio of earnings to fixed charges	—	(a)	—	(b)	1.0	—	(c)	4.6	—	(d)

(a)	Reported earnings were insufficient to cover fixed charges for the pro forma twelve months ended March 31, 2017, by $326 million.
(b)	Reported earnings were insufficient to cover fixed charges during fiscal 2017 by $175 million.
(c)	Reported earnings were insufficient to cover fixed charges during fiscal 2015 by $674 million.
(d)	Reported earnings were insufficient to cover fixed charges during fiscal 2013 by $249 million.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes in connection with the exchange offer. In exchange for issuing the new notes, we will receive the tendered old notes. The old notes surrendered in connection with the exchange offer and accepted for exchange will be retired and cancelled.

CAPITALIZATION

The following table sets forth cash and cash equivalents, indebtedness and capitalization for (i) Everett as of January 31, 2017 on an historical basis (ii) CSC as of March 31, 2017 on a historical basis and (iii) combined Everett as of January 31, 2017 and CSC as of March 31, 2017 on a pro forma as adjusted basis to give effect to the Transactions and the exchange offer, assuming that all old notes are exchanged for new notes.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our and CSC’s historical financial statements and the unaudited pro forma condensed combined financial statements and the notes to those statements included or incorporated by reference in this prospectus.

(in millions)	Historical Everett as of January 31, 2017	Historical CSC as of March 31, 2017	Pro Forma
	(unaudited)
Cash and cash equivalents	$1,263	$1,263	$1,729

Short-term obligations:
Commercial paper	$—	$646	$646
Other short-term debt	2	—	2
Current maturities of long-term debt	1	55	138
Current maturities of capitalized lease liabilities	748	37	483

Total short-term debt and current maturities of long-term debt	751	738	1,269
Long-term obligations:(1)
New DXC Term Loan due 2020(2)	—	—	313
New DXC Euro Term Loan due 2022(2)		—	372
New DXC Term Loan due 2022(2)		—	1,300
GBP Term loan due 2019	—	233	233
Term loan due 2021	—	571	571
AUD Term loan due 2021	—	76	76
Revolving Credit Facility(3)	—	678	678
2.875% Senior Notes due 2020 (New 2020 Notes)(4)	—	—	497
4.45% Senior Notes due 2022(5)	—	453	453
4.250% Senior Notes due 2024 (New 2024 Notes)(4)	—	—	496
4.750% Senior Notes due 2027 (New 2027 Notes)(4)	—	—	498
7.45% Senior Notes due 2029(6)	312	—	312
Lease credit facility, various	—	60	60
Capitalized lease liabilities(7)	1,762	104	911
Mandatorily redeemable preferred stock due 2023	—	61	61
Other debt(8)	81	81	162

Long-term debt	2,155	2,317	6,993
Less: current maturities of long-term debt	(749)	(92)	(621)

Total long-term debt, net of current maturities	$1,406	$2,225	$6,372

Stockholders’ equity:
Common stock	$—	$152	$152
Parent company investment	6,876	—	—
Additional paid-in capital	—	2,565	12,532
Accumulated deficit	—	(170)	(209)
Accumulated other comprehensive loss	(2,484)	(162)	(162)
Treasury stock, at cost	—	(497)	(497)

Total stockholders’ equity	4,392	1,888	11,816
Noncontrolling interests in subsidiaries	33	278	311
Total Equity	4,425	2,166	12,127

Total capitalization	$6,582	$5,129	$19,768

(1)	See “Description of Certain Indebtedness” for a description of certain of the loans and facilities in the table above.
(2)	The New DXC Term Loan due 2020, the New DXC Euro Term Loan due 2022 and the New DXC Term Loan due 2022 are presented net of debt issuance costs of $15 million in the aggregate.
(3)	DXC is the principal borrower and CSC is a subsidiary borrower under the Revolving Credit Facility. Classified as short-term if we intend to repay within 12 months (other than from refinancing) and as long-term otherwise. On a pro forma basis to give effect to the Transactions, the Amendment No. 3 (RCF) (as defined below) and the Incremental Revolving Commitments, as of March 31, 2017, we would have had $3.69 billion of commitments outstanding under the Revolving Credit Facility, of which $3.62 billion matures on January 15, 2022 and $70 million matures on January 15, 2021. As of March 31, 2017, $678 million was outstanding under the Revolving Credit Facility.
(4)	The 2.875% Senior Notes due 2020, 4.250% Senior Notes due 2024 and 4.750% Senior Notes due 2027 include aggregate deferred financing costs and discounts of $9 million. The issuance of the new notes will not result in any material changes to our capitalization.
(5)	The CSC Notes reflect the actual principal amount outstanding and exclude $8 million of unamortized hedge gains related to terminated interest rate swaps, deferred financing costs and discounts. Concurrently with this exchange offer, we have commenced a separate exchange offer for any and all outstanding CSC Notes. See “Description of Certain Indebtedness—The CSC Notes”.
(6)	The EDS Notes reflect the principal amount outstanding and include $12 million of unamortized purchase accounting fair value premium.
(7)	Subsequent to January 31, 2017, Everett modified the contractual terms of certain contractual arrangements with HPE Financial Services, such that certain leases previously classified as capital lease obligations were recharacterized as operating leases consistent with the contractual terms of the Transactions.
(8)	Other debt for historical Everett consists of mortgage payable and certain other borrowings of Everett’s subsidiaries in an aggregate amount of $81 million (the long-term portion of $83 million of total debt). The total combined pro forma $162 million of other debt includes CSC borrowings for long-term vendor financing agreements of $77 million and other CSC debt of $4 million.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statements as of and for the Twelve Months Ended March 31, 2017

The following unaudited pro forma condensed combined financial statements of the combined company (the “pro forma financial statements”) include the unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) as of March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2017 (the “pro forma statement of operations”), after giving effect to the Transactions.

Everett SpinCo, Inc. (“Everett”), which was renamed DXC Technology Company following the Merger, reported its results on a fiscal year basis that ended on October 31. CSC reported its results based on a fiscal year convention that comprises four thirteen-week quarters. Every fifth year includes an additional week in the first quarter to prevent the fiscal year moving from an approximate end of March date. As a consequence of Everett and CSC having different fiscal year end dates, all references to the pro forma statement of operations include the results of operations of Everett for the twelve months ended January 31, 2017 and of CSC for the twelve months ended March 31, 2017. All references to the pro forma statement of operations include the results of operations of CSC for the twelve months ended March 31, 2017; and of Everett for the twelve months ended January 31, 2017, which was derived by adding the unaudited condensed combined statement of operations for the three months ended January 31, 2017 to the audited combined statement of operations for the twelve months ended October 31, 2016 and subtracting the unaudited condensed combined statement of operations for the three months ended January 31, 2016.

The pro forma condensed combined balance sheet combines the historical condensed combined balance sheet of Everett as of January 31, 2017 and the historical condensed consolidated balance sheet of CSC as of March 31, 2017, giving effect to the Transactions as if they had been consummated on March 31, 2017. The pro forma statement of operations combines the historical condensed combined statement of operations of Everett for the twelve months ended January 31, 2017 and the historical consolidated statement of operations of CSC for the twelve months ended March 31, 2017, each giving effect to the Transactions as if they had been consummated on April 2, 2016, the first day of CSC’s fiscal year ended March 31, 2017.

The historical combined and condensed combined financial statements of Everett have been “carved-out” from the consolidated and combined financial statements of HPE (and its former parent, Hewlett-Packard Company, from which HPE was spun off on November 1, 2015), and reflect assumptions and allocations made by HPE. Everett’s historical combined and condensed combined financial statements include HPE assets and liabilities that were specifically identifiable or otherwise attributable to Everett, including subsidiaries and affiliates in which HPE had a controlling financial interest or was the primary beneficiary.

Everett’s historical combined and condensed combined financial statements include all revenues and costs directly attributable to Everett and an allocation of expenses related to certain HPE corporate functions. The results of operations in the Everett historical combined and condensed combined financial statements do not necessarily include all expenses that would have been incurred by Everett had it been a separate, stand-alone entity. Actual costs that may have been incurred if Everett had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

Consequently, Everett’s historical combined financial statements do not necessarily reflect what Everett’s financial condition and results of operations would have been had Everett operated as a stand-alone company during the periods or as of the dates presented.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, expected to have a continuing impact on the consolidated results of operations of the combined company.

The pro forma financial statements were prepared using the acquisition method of accounting with CSC considered the accounting acquirer of Everett. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The pro forma purchase price allocation of Everett’s assets to be acquired and liabilities to be assumed is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, and the pro forma financial statements are based upon currently available information and certain assumptions that management of DXC believes are factually supportable as of the date of this registration statement. A final determination of the fair value of Everett’s assets acquired and liabilities assumed, including goodwill and intangible assets, will be based on the actual net tangible and intangible assets and liabilities of Everett that exist as of the closing date of the Merger, and this analysis is not yet finalized. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. These potential changes to the purchase price allocation and related pro forma adjustments could be material.

The pro forma financial statements do not reflect the costs of integration activities or benefits that may result from realization of previously announced anticipated first-year synergies of approximately $1.0 billion post-close. Everett and CSC expect to incur significant one-time financing and transaction costs, some of which will be capitalized, in connection with the Transactions, totaling approximately $148 million, of which approximately $49 million has been incurred to date. The financing fees and transaction-related costs incurred through transaction closing were primarily funded through the Debt Financing. While integration planning is ongoing and estimates may evolve as more details are finalized, we currently anticipate approximately $1.0 billion of first-year synergies, with a run rate of $1.5 billion by the end of year one. The anticipated $1.0 billion of post-closing synergies and $1.5 billion run rate at the end of year one were each calculated by estimating the expected value of harmonizing policies and benefits between CSC and HPES and supply chain and procurement benefits from expected economies of scale such as volume discounts, as well as cost synergies expected from workforce optimization such as elimination of duplicative roles and other duplicative general, administrative and overhead costs. No assurances of the timing or the amount of cost synergies able to be captured, or the costs necessary to achieve those cost synergies, can be provided.

The pro forma financial statements do not reflect any adjustments related to the agreements which Everett and HPE entered into following the Distribution, as these agreements did not result in any material incremental recurring income or expenses to the combined company following the consummation of the Merger.

The adjustments included in the pro forma financial statements are based upon currently available information and assumptions that management of DXC believes to be reasonable. These adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the Transactions been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare the pro forma financial statements and actual amounts.

The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	CSC’s audited historical consolidated financial statements and related notes as of and for the twelve months ended March 31, 2017, which are incorporated by reference in this registration statement;

•	Everett’s audited historical combined financial statements and related notes as of and for the year ended October 31, 2016, which are incorporated by reference in this registration statement;

•	Everett’s unaudited historical condensed combined financial statements as of and for the three months ended January 31, 2017, which are incorporated by reference in this registration statement; and

•	Everett’s unaudited historical condensed combined financial information for the three months ended January 31, 2016, which has been derived from the underlying historical financial records of Everett, which are not incorporated by reference in this registration statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE

SHEET AS OF MARCH 31, 2017

	Historical
	CSC as of March 31, 2017	Everett as of January 31, 2017	Reclassifications		Transaction Adjustments		Pro Forma Combined
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,263	$1,263	$—		$(797)	7A	$1,729
Receivables, net	1,643	3,263	200	6A	—		5,106
Financing receivables	—	124	(124)	6A	—		—
Prepaid expenses and other current assets	341	1,510	(550)	6A	—		1,301

Total current assets	3,247	6,160	(474)		(797)		8,136
Intangible assets, net	1,794	—	1,389	6A	3,215	7B	6,398
Goodwill	1,855	—	—		6,344	7C	8,199
Deferred income taxes, net	381	—	53	6A	117	7D	551
Property and equipment, net	903	3,732	(73)	6A	409	7E	4,971
Long-term financing receivables	—	184	(184)	6A	—		—
Other assets	483	2,303	(711)	6A	(521)	7F	1,554

Total Assets	$8,663	$12,379	$—		$8,767		$29,809

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$738	$3	$748	6A	$(220)	7G	$1,269
Capital lease obligations, short-term	—	748	(748)	6A	—		—
Accounts payable	410	871	—		—		1,281
Accrued payroll and related costs	248	619	—		50	7H	917
Accrued expenses and other current liabilities	998	1,250	259	6A	—		2,507
Deferred revenue and advance contract payments	518	876	—		(605)	7I	789
Accrued restructuring	—	259	(259)	6A	—		—
Income taxes payable	38	53	—		—		91

Total current liabilities	2,950	4,679	—		(775)		6,854
Long-term debt, net of current maturities	2,225	392	1,014	6A	2,741	7G	6,372
Capital lease obligations, long-term	—	1,014	(1,014)	6A	—		—
Non-current deferred revenue	286	—	901	6A	(622)	7I	565
Non-current pension obligations	342	—	444	6A	126	7J	912
Non-current income tax liabilities and deferred tax liabilities	423	—	44	6A	1,741	7K	2,208
Other long-term liabilities	271	1,869	(1,389)	6A	20	7L	771

Total Liabilities	6,497	7,954	—		3,231		17,682
Commitments and Contingencies Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	152	—	—		—		152
Additional paid-in capital	2,565	—	—		9,967	7M	12,532
Parent company investment	—	6,876	—		(6,876)	7M	—
Accumulated deficit	(170)	—	—		(39)	7M	(209)
Accumulated other comprehensive loss	(162)	(2,484)	—		2,484	7M	(162)
Treasury stock, at cost	(497)	—	—		—		(497)

Total stockholders’ equity	1,888	4,392	—		5,536		11,816
Noncontrolling interests in subsidiaries	278	33	—		—		311

Total Equity	2,166	4,425	—		5,536		12,127

Total Liabilities and Equity	$8,663	$12,379	$—		$8,767		$29,809

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED MARCH 31, 2017

	CSC for the Twelve Months Ended March 31, 2017	Everett for the Twelve Months Ended January 31, 2017	Reclassifications		Transaction Adjustments		Pro Forma Combined
	(in millions, except per share amounts)
Revenues	$7,607	$17,787	$—		$—		$25,394
Costs and expenses:
Costs of services (excludes depreciation, amortization, and restructuring costs)	5,545	15,132	(1,063)	6B	234	8A	19,848
Selling, general and administrative (excludes depreciation, amortization, and restructuring costs)	1,279	1,624	(314)	6B	(44)	8B	2,545
Depreciation and amortization	647	—	1,620	6B	(141)	8C	2,126
Amortization of intangible assets	—	231	(231)	6B	—		—
Restructuring costs	238	622	—		—		860
Separation costs	—	482	—		(373)	8D	109
Divestiture charges	—	13	(13)	6B	—		—
Interest expense	117	—	176	6B	21	8E	314
Interest income	(35)	—	(46)	6B	—		(81)
Defined benefit plan settlement charges	—	(1)	1	6B	—		—
Other expense (income), net	(10)	—	8	6B	—		(2)

Total costs and expenses	7,781	18,103	138		(303)		25,719
Interest and other, net	—	(143)	143	6B	—		—

Income (loss) from continuing operations before taxes	(174)	(459)	5		303		(325)
Income tax (benefit) expense	(74)	73	—		74	8F	73

Income (loss) from continuing operations	(100)	(532)	5		229		(398)
Less: net income attributable to noncontrolling interests, net of tax	23	—	5	6B	—		28

Income (loss) from continuing operations attributable to the company	$(123)	$(532)	$—		$229		$(426)

Earnings (loss) per common share:
Basic	$(0.88)						$(1.50)
Diluted	$(0.88)						$(1.50)
Weighted-average common shares:
Basic	140.39				142.77	8G	283.16
Diluted	140.39				142.77	8G	283.16

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Presentation

The transaction between Everett and CSC is a reverse merger acquisition, with Everett representing the legal acquirer of the business and CSC representing the accounting acquirer. The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma balance sheet and pro forma statement of operations of CSC based upon the historical financial statements of each of Everett and CSC, after giving effect to the Transactions and are intended to reflect the impact of the Transactions on CSC’s consolidated financial statements. The historical financial statements of Everett and CSC have been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the consolidated results of operations of the combined company.

The accompanying pro forma financial statements are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by CSC if the Transactions had been consummated for the periods presented or that will be achieved in the future. The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of revenue or net cost synergies expected to result from the Merger. In addition, throughout the periods presented in the pro forma financial statements, the operations of Everett were conducted and accounted for as part of HPE using accounting conventions applicable to HPE which may differ in the future. The audited historical combined financial statements and unaudited historical condensed combined financial statements of Everett have been derived from HPE’s (and its former parent’s, Hewlett-Packard Company, from which HPE was spun off on November 1, 2015) historical accounting records and reflect certain allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that HPE’s management believes are reasonable. The historical combined and condensed combined financial statements of Everett do not necessarily represent the financial position or results of operations of Everett had it been operated as a stand-alone company during the periods or at the dates presented.

Note 2: Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions and estimates, as well as determination of financial statement classifications that are completed during the measurement period, as defined in current accounting standards in accordance with U.S. GAAP. For purposes of preparing the pro forma financial statements, CSC management has conducted a preliminary analysis of the adjustments required to conform Everett’s historical financial statements to reflect current CSC accounting policies. CSC management’s assessment is ongoing and, at the time of preparing the pro forma financial statements, other than the pension accounting adjustment made herein (and further discussed below), management is not aware of any other material policy differences or necessary financial statement reclassifications. CSC management is currently conducting an in-depth review of Everett’s accounting policies in an effort to determine if additional differences in accounting policies and/or financial statement classification exist that may require additional adjustments to or reclassification of Everett’s results of operations, assets or liabilities to conform to CSC’s accounting policies and classifications. As a result of that review, CSC management may identify differences that, when conformed, could have a material impact on the pro forma financial statements.

As a result of the preliminary analysis, CSC identified the need to conform Everett’s accounting policy related to pension accounting as CSC recognizes changes in actuarial gains and losses and the changes in fair value of plan assets in earnings at the time of plan re-measurement, typically annually at the end of the fourth quarter of each year, as a component of net periodic benefit expense; whereas, Everett amortizes unrecognized actuarial gains and losses over the average remaining service life or, in the case of frozen plans, life expectancy of participants as a component of accumulated other comprehensive loss. In some cases, Everett amortizes actuarial gains and losses using the corridor approach. Refer to Notes 7 and 8 for additional information on how this accounting policy difference has been reflected in the pro forma balance sheet and pro forma statement of operations, respectively.

Note 3: Purchase Price Allocation

The transaction between Everett and CSC is a reverse merger acquisition, with Everett representing the legal acquirer of the business and CSC representing the accounting acquirer. While purchase consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer, CSC did not issue any consideration in the Merger. Accordingly, the fair value of the purchase consideration transferred was measured based on the number of shares of common stock CSC would have to issue to give the stockholders of HPE 50.1% interest in the combined company that results from the reverse acquisition. Additionally, Everett stock options and debt assumed by CSC were included in the consideration transferred and purchase price, respectively. The consideration transferred was utilized in the preliminary purchase price allocation and calculation of goodwill for inclusion in the pro forma financial statements.

The pro forma balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The final purchase price allocation may be different than that reflected in the pro forma preliminary purchase price allocation presented herein, and these differences may be material. The purchase price allocation in these pro forma financial statements is based upon an estimated purchase price of approximately $13.8 billion. This amount was derived in accordance with the Merger Agreement, as described further below and is subject to adjustment based on Everett’s working capital in accordance with the terms of the Separation and Distribution Agreement. See “Summary—Recent Developments—The Transactions” and “The Transactions.”

The following table represents the preliminary estimate of the purchase price paid in the Merger, excluding an estimate for the working capital adjustment and assuming no true-up adjustment pursuant to the Merger Agreement (in millions):

Fair value of purchase consideration received by HPE stockholders(i)	$9,790
Preliminary fair value of Everett options assumed by CSC(ii)	140

Consideration transferred	9,930

Fair value of Everett new indebtedness assumed by CSC(iii)	3,476
Fair value of Everett historical indebtedness assumed by CSC(iv)	395

Total accounting consideration	$13,801

(i)	Represents the fair value of consideration received by HPE stockholders to give them 50.1% ownership in the combined company. The fair value of the purchase consideration transferred was based on a total of 141,865,656 shares of DXC common stock distributed to HPE stockholders as of the close of business on the record date and CSC’s closing price of $69.01 per share on March 31, 2017.
(ii)

Prior to the closing date of the Merger, HPE caused the vesting of all outstanding Everett stock-based compensation awards that were outstanding as of May 24, 2016. Everett stock-based compensation awards granted after May 24, 2016 did not vest as a result of the Merger. Effective with the Merger, any HPE stock option or unvested restricted stock unit held by an Everett employee who remained employed by Everett as of immediately prior to the Merger, that was outstanding and unexercised as of immediately prior to the Merger, was converted into a stock-based compensation award (the “Replacement Award”) of the combined company and will be subject to the same terms and conditions after the Merger as the terms and conditions applicable to the corresponding HPE stock-based compensation award. Accordingly, this balance represents the estimated fair value of the Replacement Award issued to Everett employees assuming a 2.9:1 share exchange ratio and a pro-rata adjustment to the HPE stock-based compensation award strike price as of

March 31, 2017. The estimated fair value was calculated using the Black-Scholes-Merton model. In calculating the estimated fair value of the Replacement Awards, management used the following weighted-average assumptions:

Risk free interest rate	1.60%
Expected volatility	29.00%
Expected term (in years)	6
Dividend yield	1.56%

(iii)	Represents the estimated fair value of the debt Everett issued immediately prior to the Distribution. See “Summary—Recent Developments—The Transactions.” See Note 4 for further pro forma impacts of these financing transactions.
(iv)	Represents the estimated fair value of the historical Everett debt at January 31, 2017. For pro forma purposes, it is assumed that book value approximates fair value. The final fair value of the assumed Everett debt may be materially different based on the fair value of the outstanding Everett debt assumed on the closing date of the Merger.

The preliminary estimated purchase price is allocated as follows (in millions):

Total current assets	$4,911
Property and equipment, net(i)	4,068
Intangible assets(ii)(iii)	4,604
Other assets	1,221

Total assets acquired	14,804
Total current liabilities(iv)	3,904
Long-term debt, net of current maturities(v)	4,147
Deferred tax liabilities(vi)	1,785
Other liabilities(vii)	1,349

Total liabilities assumed	11,185
Net identifiable assets acquired	3,619
Add: Fair value of noncontrolling interests(viii)	(33)
Goodwill	6,344

Total estimated consideration transferred	$9,930

(i)	The property and equipment acquired in the Merger consists of land, land improvements, buildings and equipment, personal property, and construction in progress. Preliminary valuations have been performed for land, land improvements and buildings. Everett’s historical carrying value for equipment, personal property and construction in progress is assumed to equal fair value. Given the preliminary nature of the valuation performed and the above assumptions, the final valuation may be materially different as more detailed information becomes available given the recent consummation of the Merger.
(ii)	The identifiable intangible asset fair value estimates are based on a preliminary valuation and may change. The identifiable intangible assets associated with the Merger consist of customer relationships and developed technology with an estimated fair value of $4.5 billion, excluding capitalized software of $104 million carried over at net book value. The final valuation may be materially different and may result in the identification of additional intangible assets as more detailed information becomes available given the recent consummation of the Merger. See Note 7 (B) for further details on the intangible assets fair value adjustment.
(iii)	Intangible assets is also net of an adjustment to remove Everett’s deferred contract costs of $1.3 billion as these deferred contract costs do not meet the definition of an acquired asset as defined in Financial Accounting Standards Board Accounting Standards Codification 805 “Business Combinations.”
(iv)

Total current liabilities include adjustments for (1) $82 million of assumed current debt related to the new Everett borrowings (see Note 4 for additional information) and (2) the decrease in Everett’s recorded value of short-term deferred revenue and advance contract payments from $876 million to $271 million, its estimated remaining future service obligations, as part of the purchase price allocation based on the preliminary valuation. The fair value and estimated future service obligation assigned to deferred revenue has been estimated based on a preliminary valuation. The final purchase price allocation will be based on a complete analysis and may result in a materially different allocation for deferred revenue and advance contract payments than presented in these unaudited pro forma condensed combined financial statements. The impact of this adjustment is not reflected in the pro forma statement of operations, since it will not have a recurring effect.
(v)	See Note 4 for further details on this debt, including $392 million of historical long-term debt, $3.4 billion of assumed long-term debt related to the new Everett borrowings (excluding the current maturities of assumed long-term debt of $82 million), and $361 million of long-term capital lease liability assumed to represent the remaining long term capital lease liability after adjusting the total capital lease liability to the contractually agreed upon amount (see Note 5 for additional information).
(vi)	This balance includes the deferred tax liability resulting from the value adjustments for identifiable intangible assets, property and equipment, and deferred revenue. This estimate of deferred tax liability was determined based on the book and tax basis differences attributable to identifiable intangible assets acquired and liabilities assumed based on estimated global statutory tax rates of the combined company ranging from 25% to 35%. The combined global statutory tax rate was based upon the expected jurisdictions in which the combined company expects to operate. The goodwill recognized in the Merger is not expected to be deductible for income tax purposes. The final deferred tax liability may be materially different as more detailed information becomes available given the recent consummation of the Merger.
(vii)	Other liabilities includes an adjustment to decrease Everett’s recorded value of non-current deferred revenue from $901 million to $279 million, its estimated remaining future service obligations as part of the purchase price allocation based on the preliminary valuation. The final purchase price allocation will be based on a complete analysis and may result in a materially different allocation for deferred revenue than presented in these unaudited pro forma condensed combined financial statements. The impact of this adjustment has not been reflected within the pro forma statement of operations, since it will not have a recurring effect.
(viii)	The preliminary fair value of noncontrolling interests is assumed to approximate its carrying value for the pro forma financial statements. The final valuation may be different as more detailed information becomes available given the recent consummation of the Merger.

For all other assets acquired and liabilities assumed, as noted above, book value is assumed to approximate the preliminary fair value. The final valuation may be materially different as more detailed information becomes available given the recent consummation of the Merger. Any change in the above assumptions would result in a corresponding change in goodwill.

Refer to Note 7 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 4: Financing Adjustments

On December 16, 2016, Everett entered into the New Everett Term Loan in an aggregate principal amount of the U.S. dollar equivalent of $2.0 billion. The Lenders have committed to provide (i) Tranche A-1 Term Loans in U.S. dollars in an aggregate amount of $375 million (the “Tranche A-1 Loans”) which mature three years after the funding date, (ii) Tranche A-2 Term Loans in U.S. dollars in an aggregate amount of $1.310 billion (the “Tranche A-2 Loans”) which mature five years after the funding date and (iii) Tranche A-3 Term Loans in Euros in an aggregate amount of the Euro equivalent of $315 million (the “Tranche A-3 Loans”) which mature five years after the funding date. The New Everett Term Loan may be used for general corporate purposes, to pay expenses associated with the Transactions and to pay a portion of the Everett Payment to HPE. On March 24, 2017, Everett also issued the notes in an aggregate principal amount of $1.50 billion, and incurred approximately $9 million of debt issuance costs in connection therewith.

The following table presents the assumed debt as a result of the Transactions (in millions):

The New Everett Term Loan, current	$82
The New Everett Term Loan, long-term	1,903
The notes, long-term	1,491

Total pro forma adjustments to debt	$3,476

Assumed historical Everett debt, current	3
Assumed historical Everett debt, long-term	392
Capitalized lease liabilities, short-term	446
Capitalized lease liabilities, long-term	361

Total new and assumed debt by CSC	$4,678

(i)	The New Everett Term Loan requires quarterly principal repayments, depending upon tenure, and for pro forma purposes it is assumed to have quarterly payments totaling $82 million annually; accordingly, this amount has been classified as current in the unaudited pro forma balance sheet. The long-term portion of the New Everett Term Loan is presented net of $15 million of estimated debt issuance costs, which represents the approximate amount of costs that market participants would incur to obtain similar financing.
(ii)	The notes have no annual principal repayment or sinking fund payment requirements until maturity; accordingly, the entire balance of the notes has been reflected as long-term in the unaudited pro forma balance sheet. The notes are presented net of $9 million of estimated debt issuance costs.
(iii)	Represents the current and long-term component of Everett historical debt assumed by CSC at the completion of the Merger.
(iv)	Represents the current and long-term portion of the contractually agreed upon amount of capital lease liability.

The twelve month pro forma statement of operations reflect adjustments to interest expense of $105 million, which represents an estimate of interest expense calculated using the effective interest method on the additional indebtedness incurred in connection with the Merger and the other Transactions. This adjustment was calculated as if the new debt were entered into on April 2, 2016, the beginning of the earliest period presented.

The adjustment to record interest expense for the twelve months ended March 31, 2017 is estimated based on the terms of the Debt Financing discussed above. For each 0.125 % change in estimated interest rates on the variable rate debt, interest expense would increase or decrease by approximately $4 million for the twelve months ended March 31, 2017.

Refer to Note 7 and Note 8 for additional information on how the adjustments described above have been reflected in the pro forma financial statements.

Note 5: Transfers of Assets and Liabilities

At or near the consummation of the Transactions, HPE engaged in the following transactions with Everett pursuant to the terms of the Separation and Distribution Agreement and Merger Agreement:

(a)	Transferred certain corporate and other assets and liabilities to Everett. The transfers will include a portion of HPE’s global real estate portfolio and IT assets as well as accrued compensation and benefits related to corporate and global functional personnel being transferred to Everett in connection with the Transactions;

(b)	Transferred certain pension plan assets and liabilities to Everett associated with active, retired and other former employees of Everett. The corresponding adjustment to Everett’s statement of operations includes the impact of adopting CSC’s accounting policy for the immediate recognition of pension gains and losses;

(c)	Funded Everett’s pension obligations such that the transferred net pension liability does not exceed $570 million. The following table summarizes the adjustments to the pension liability:

	Historical Everett as of January 31, 2017	Removal of Historical Pension Balances	Insertion of New Pension Liability	Pension Funding Adjustment	Adjusted Everett as of January 31, 2017
Other assets (see Note 7 (F))	$521	$(521)	$26	$(26)	$—

Pension assets	521	(521)	26	(26)	—

Accrued payroll and related costs (see Note 7 (H))	10	(10)	—	—	—
Pension obligations (see Note 7 (J))	444	(444)	—	570	570

Pension liabilities	454	(454)	—	570	570

Net Pension Liability	$67	$(67)	$(26)	$596	$570

(d)	Modify Everett’s existing capital lease arrangements with HPE Financial Services to reduce the capital lease obligation to the contractually agreed upon amount, which at January 31, 2017 is approximately $807 million, provided however, that capitalized lease obligations with terms that will expire prior to March 31, 2019 shall not be counted for purposes of this calculation.

Refer to Note 7 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 6: Reclassifications

Certain reclassifications have been made relative to the historical financial statements of Everett to conform to the financial statement presentation of CSC.

(A)	Everett Balance Sheet line items were reclassified as follows:

(i)	Financing receivables, out of Financing receivables and into Prepaid expenses and other current assets;

(ii)	Value added tax receivable reclassified out of Prepaid expenses and other current assets and Other assets and into Receivables, net;

(iii)	Current deferred outsourcing costs reclassified out of Prepaid expenses and other current assets and into Intangible assets, net;

(iv)	Noncurrent deferred outsourcing costs reclassified out of Other assets and into Intangible assets, net;

(v)	Deferred tax assets were reclassified out of Other assets and into Deferred income taxes, net;

(vi)	Software reclassified out of Property and equipment, net and Other assets and into Intangible assets, net;

(vii)	Noncurrent financing receivables reclassified out of Long-term financing receivables and into Other assets;

(viii)	Short-term capital lease obligations reclassified out of Capital lease obligations, short-term and into Short-term debt and current maturities of long-term debt;

(ix)	Restructuring reclassified out of Accrued restructuring and into Accrued expenses and other current liabilities;

(x)	Long-term capital lease obligations reclassified out of Capital lease obligations, long-term and into Long-term debt, net of current maturities;

(xi)	Non-current deferred revenue reclassified out of Other long-term liabilities and into Non-current deferred revenue;

(xii)	Pension obligations out of Other long-term liabilities and into Non-current pension obligations; and

(xiii)	Deferred tax liabilities reclassified out of Other liabilities and into Deferred tax liabilities.

(B)	Everett Statement of Operations line items were reclassified as follows:

(i)	Depreciation and amortization reclassified out of Costs of services and Selling, general and administrative and into Depreciation and amortization;

(ii)	Benefit plan settlement charges reclassified out of Defined benefit plan settlement charges and into Costs of services and Selling, general and administrative;

(iii)	Amortization reclassified out of Amortization of intangible assets and into Depreciation and amortization;

(iv)	Noncontrolling interests reclassified out of Interest and other, net and into Net income attributable to noncontrolling interests, net of tax;

(v)	Interest expense, interest income and other expense (income) reclassified out of Interest and other, net and into Interest expense, Interest income, and Other expense (income), net respectively; and

(vi)	Transaction related expenses reclassified out of Divestiture charges and into Selling, general and administrative.

Note 7: Pro Forma Balance Sheet Adjustments

The pro forma balance sheet reflects the following adjustments (in millions):

(A)	Cash and cash equivalents were adjusted as follows:

Increase (Decrease)
Estimated financing and transaction costs(i)	$(100)
Other transaction adjustments(ii)	(1,189)
Gross proceeds from the New Everett Term Loan and the notes(iii)	3,500
The Everett Payment to HPE(iv)	(3,008)

Total pro forma adjustment to Cash and cash equivalents	$(797)

(i)	Represents financing and transaction related costs to be incurred by Everett ($74 million) and CSC ($26 million), respectively, related to the Transactions.
(ii)	As stipulated within the Separation and Distribution Agreement, HPE retained all cash held by Everett on the closing date of the Transactions. Accordingly, this represents the removal of Everett cash, net of $74 million of financing and transaction costs.
(iii)	Represents the gross proceeds from the $2.0 billion New Everett Term Loan and the notes.
(iv)	Represents the Everett Payment paid immediately before the Distribution.

(B)	Intangible assets was adjusted as follows (in millions):

Increase (Decrease)
Preliminary fair value of acquisition-related intangible assets(i)	$4,500
Elimination of outsourcing contract costs(ii)	(1,285)

Total pro forma adjustment to Intangible assets	$3,215

(i)	Of the total consideration, approximately $4.5 billion is estimated to be the preliminary fair value of identified intangible assets, which consist of customer intangibles and developed technology with preliminary estimated useful lives of 13 and 7 years, respectively. Refer to Note 3 for additional information.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuation, from the perspective of a market participant, include the estimated future after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. In addition, the discount rate selected is a significant assumption utilized to value the intangible asset, which is based on market participant assumptions for rates of return for similar assets and reflects the risks inherent in the cash flow stream based on the nature of the asset. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

The estimated fair value for this pro forma presentation of the customer relationships intangible asset was measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates, expected attrition rates for the existing customer portfolio, probabilities of renewal for existing contracts and related relationships, contributory asset charges and an appropriate market-based discount rate.

The estimated fair values for this pro forma presentation for developed technology were measured using the relief from royalty method. The principle behind this method is the value of an intangible is equal to the present value of the after-tax royalty savings attributable to owning the asset. Significant assumptions required for this method are determining an earning measure to estimate a royalty payment stream, selecting an arm’s length royalty rate, the assets’ remaining economic life and pattern of life cycle, and an appropriate market-based discount rate.

(ii)	Represents an adjustment to remove Everett’s outsourcing contract costs of $1.3 billion as these deferred contract costs do not meet the definition of an acquired asset as defined in ASC 805 “Business Combinations.”

(C)	Goodwill associated with the Merger was adjusted as more fully described in Note 3. The adjustment is primarily due to the synergies expected to be achieved by combining the businesses of Everett and CSC, expected future contracts, as well as the acquired workforce. The cost-saving opportunities are expected to include improved operating efficiencies and asset optimization.

(D)	Deferred income taxes, net was adjusted as follows:

Increase (Decrease)
Transaction adjustments(i)	$32
Purchase price allocation adjustments(ii)	85

Total pro forma adjustment to Deferred income taxes, net	$117

(i)	Represents increase in deferred tax assets related to Everett transaction adjustments of $12 million as well as the $13 million effect of accelerated vesting of CSC unvested stock-based compensation awards.
(ii)	Represents increase in deferred tax assets related to the write down of historical deferred costs of Everett.

(E)	Property and equipment, net was adjusted as follows:

Increase (Decrease)
Preliminary step-up in fair value(i)	$1,014
Capital lease adjustment(ii)	(904)
Transfers from HPE(iii)	299

Total pro forma adjustment to Property and equipment, net	$409

(i)	Represents the step up to fair value of land, land improvements and buildings acquired on the basis of preliminary valuations performed. All other acquired property and equipment is assumed to have a fair value equal to Everett’s historical carrying value.
(ii)	Represents the estimated capital lease assets associated with leases that Everett expects to modify in order to deliver on its contractual commitment. See Note 5 for further discussion.
(iii)	Represents the transfer to Everett of a portion of HPE’s global real estate portfolio and IT assets.

(F)	Represents the removal of historical pension plan assets of Everett, as described in additional detail in Note 5.

(G)	Short-term debt and current maturities of long-term debt and Long-term debt, net of current maturities, were adjusted as described in Note 4, Note 5(d) and Note 6.

(H)	Accrued payroll and related costs were adjusted as follows:

Increase (Decrease)
Adjustment to net pension liability(i)	$(10)
Employee transfer(ii)	60

Total pro forma adjustment to Accrued payroll and related costs	$50

(i)	Represents an adjustment to remove Everett’s historical pension liabilities and transfer certain pension liabilities from HPE to Everett, as described in additional detail in Note 5.
(ii)	Represents an adjustment for accrued compensation and benefits related to HPE corporate and global function personnel being transferred to Everett in connection with the Transactions.

(I)	Deferred revenue and advanced contract payments and Non-current deferred revenue were adjusted to decrease Everett’s recorded value of deferred revenue to its estimated remaining future service obligations as part of the purchase price allocation based on the preliminary valuation. The final purchase price allocation will be based on a complete analysis and may result in a materially different allocation for deferred revenue than that presented in the pro forma balance sheet. However, this adjustment is not reflected in the pro forma statement of operations since it is directly related to the Transactions but will not have a recurring effect.

(J)	Pension liabilities were adjusted related to HPE corporate and global function personnel transferred to Everett in connection with the Transactions, as follows:

Increase (Decrease)
Removal of historical pension balances(i)	$(444)
Pension funding adjustment(iii)	570

Total pro forma adjustment to Non-current pension obligations	$126

(i)	Represents an adjustment to remove Everett’s historical pension liabilities and transfer certain pension liabilities from HPE to Everett, as described in additional detail in Note 5.
(ii)	Pursuant to the Separation and Distribution Agreement, this adjustment reflects the adjustment to fund Everett’s pension obligations such that the transferred net pension liability does not exceed $570 million. No adjustment for expected return on assets has been assumed for pro forma statement of operations purposes as it is unknown at this time where the funding of the accrued defined benefit pension plans will occur, as described in additional detail in Note 5.

(K)	Deferred tax liabilities were adjusted based on estimated global statutory tax rates of the combined company ranging from 25% to 35%, multiplied by the preliminary fair value adjustments to the identifiable intangible assets, fair value adjustments to property and equipment, and deferred revenue reduction, as described in additional detail in Note 3.

(L)	Other Liabilities represents an adjustment for liabilities related to HPE corporate and global function personnel being transferred to Everett in connection with the Transactions.
(M)	Stockholders’ equity was adjusted as follows:

	Additional Paid-in Capital	Parent Company Investment	Accumulated Deficit	Accumulated Other Comprehensive Loss
Pension adjustments(i)	$—	$(1,917)	$—	$1,876
Elimination of total Everett Parent company investment and accumulated other comprehensive loss(ii)	—	(394)	—	608
Consideration transferred(iii)	9,930	—	—	—
Stock-based compensation(iv)	37	—	(24)	—
Pension funding(v)	—	(596)	—	—
Transaction costs(vi)	—	(54)	(15)	—
Everett assumed debt(vii)	—	(3,008)	—	—
Other transaction adjustments(viii)	—	(1,269)	—	—
Net deferred tax assets(ix)	—	12	—	—
Capital lease adjustments(x)	—	51	—	—
Transfer from HPE(xi)	—	299	—

Total pro forma adjustment	$9,967	$(6,876)	$(39)	$2,484

(i)	Represents the net adjustments to (1) transfer certain pension plan assets and liabilities from HPE to Everett associated with active, retired and other former employees of Everett and (2) conform the pension accounting policy of Everett to that of CSC, as described in additional detail in Note 2 and Note 5.
(ii)	Relates to the elimination of Everett Parent company investment and accumulated other comprehensive loss.
(iii)	Relates to additional paid in capital recorded for the purchase price allocation purchase consideration calculated as described further in Note 3.
(iv)	Certain CSC stock-based compensation awards contain a mandatory change in control provision (the “CSC CIC”) which states that unvested stock-based compensation awards will accelerate vest upon a greater than 50% change in stock ownership of CSC. Accordingly, upon the closing of the Transactions, certain unvested CSC stock-based compensation awards automatically vested resulting in the immediate recognition of $24 million, net of tax of $13 million, of unrecognized stock-based compensation expense. This expense is not reflected in the unaudited pro forma condensed combined statement of operations since it is directly related to the Transactions but will not have a recurring effect.
(v)	Pursuant to the Separation and Distribution Agreement, this reflects the adjustment to fund Everett’s pension obligations such that the transferred net pension liability does not exceed $570 million.
(vi)	Reflects transaction costs related to the Transactions. For information on the composition of these costs, refer to Note 8. This amount has not been tax effected as the tax deductibility of these items has not been determined.
(vii)	Short-term debt and current maturities of long-term debt and Long-term debt, net of current maturities, were adjusted as described in Note 4.
(viii)	Represents adjustment for liabilities related to transferred employees not historically associated with Everett, as well as balances included in the condensed combined balance sheet of Everett which were not transferred under the Separation and Distribution Agreement. See Note 5 for further discussion.
(ix)	Reflects the deferred tax impact of the Everett pro forma adjustments included in the pro forma condensed combined balance sheet.
(x)	Pursuant to the Separation and Distribution Agreement, this adjustment reflects the net adjustment to modify Everett’s existing capital lease arrangements with HPE Financial Services in line with the contractually agreed upon amount. See Note 5 for further discussion.
(xi)	Represents the transfer to Everett of a portion of HPE’s global real estate portfolio and IT assets.

Note 8: Pro Forma Statement of Operations Adjustments

The pro forma statement of operations reflect the following adjustments (in millions):

(A)	Cost of services was adjusted as follows:

Increase (Decrease)
For the Twelve Months Ended March 31, 2017 (Pro Forma)
Policy adjustments(i)	$(175)
Capital lease adjustment(ii)	409

Total adjustment to Costs of services	$234

(i)	Represents adjustments related to the transfer of certain pension assets and liabilities from HPE to Everett and to conform the pension accounting policy of Everett to that of CSC, as described in additional detail in Note 2 and Note 5.
(ii)	Pursuant to the Separation and Distribution Agreement, this adjustment reflects the re-characterization of a portion of Everett’s historical depreciation and interest expense as rent expense within Cost of services resulting from the adjustment to modify Everett’s existing capital lease arrangements with HPE Financial Services consistent with the contractually agreed upon amount. See Note 5 for further information.

(B)	Selling, general and administrative were adjusted as follows:

Increase (Decrease)
For the Twelve Months Ended March 31, 2017 (Pro Forma)
Remove transaction costs(i)	$(32)
Policy adjustments(ii)	(12)

Total adjustment to Selling, general and administrative	$(44)

(i)	Transaction costs represent costs paid to advisers, attorneys and other third parties directly related to the Merger. Accordingly, transaction costs have been eliminated as these costs are directly attributable to and are not expected to have a continuing impact on results of operations following the consummation of the Transactions.
(ii)	Represents adjustments related to the transfer of certain pension assets and liabilities from HPE to Everett and to conform the pension accounting policy of Everett to that of CSC, as described in additional detail in Note 2 and Note 5.

(C)	Depreciation and amortization were adjusted as follows:

Increase (Decrease)
For the Twelve Months Ended March 31, 2017 (Pro Forma)
Change in amortization expense associated with acquired intangible assets(i)	$163
Change in depreciation expense associated with acquired property and equipment(ii)	38
Change in depreciation expense associated with adjustment of capital leases to operating(iii)	(342)

Total adjustment to Depreciation and amortization	$(141)

(i)	All amortization adjustments related to identifiable definite-lived intangible assets are recorded to Depreciation and amortization. Historical amortization expense recorded in the condensed combined statement of operations of Everett totaled $231 million for the twelve months ended January 31, 2017, and was replaced with the estimated amortization expense for the identifiable definite-lived intangible assets of $394 million for the twelve months ended January 31, 2017. The estimated amortization expense was computed using the straight-line method and an estimated useful life of thirteen years for customer relationships and seven years for developed technology.

A change of 10% in the estimated fair value allocated to the customer relationship and related contracts intangible asset would result in a change in the twelve-month amortization expense of $30 million. An increase in the estimated useful life of the customer relationship and related contracts intangible asset of one year would result in a decrease in the twelve-month pro forma amortization expense of $22 million, while a decrease in the estimated useful life of one year would result in an increase in the twelve-month pro forma amortization expense of $25 million.

(ii)	All depreciation adjustments related to acquired property and equipment are recorded to Depreciation and amortization. Historical depreciation expense recorded in the condensed combined statement of operations of Everett for the twelve months ended January 31, 2017 was increased by $38 million. The estimated depreciation expense was computed using the straight-line method and estimated remaining useful life of 24 years for real property.
(iii)	Pursuant to the Separation and Distribution Agreement, this adjustment reflects the re-characterization of a portion of Everett’s historical depreciation and interest expense as rent expense within Cost of services resulting from the adjustment to modify Everett’s existing capital lease arrangements with HPE Financial Services consistent with the contractually agreed upon amount. See Note 5 for further information.

(D)	Separation costs include costs arising from the separation of Everett from its parent, HPE. These costs primarily represent costs paid to third party providers and are eliminated as they are not expected to have a continuing impact on the results of operations following the consummation of the Merger.

(E)	Interest expense was adjusted as follows:

Increase (Decrease)
For the Twelve Months Ended March 31, 2017 (Pro Forma)
Debt financing impact(i)	$88
Capital lease adjustment(ii)	(67)

Total adjustment to Interest expense	$21

(i)	Represents the net adjustment to Interest expense, net, as a result of the new debt as further described in Note 4, as well as an adjustment for the removal of $17 million of interest expense attributable to CSC bridge facility fees in the twelve months ended March 31, 2017.
(ii)	Pursuant to the Separation and Distribution Agreement, this adjustment reflects the re-characterization of a portion of Everett’s historical interest expense as rent expense within Cost of services resulting from the adjustment to modify Everett’s existing capital lease arrangements with HPE Financial Services consistent with the contractually agreed upon amount. See Note 5 for further information.

(F)	Income tax (benefit) expense was adjusted related to the income tax impact of the pro forma adjustments, using estimated global statutory tax rates of the combined company ranging from 20% to 35%, respectively.

(G)

The adjustment to the weighted-average common shares outstanding for basic earnings per share is to reflect the 141,865,656 shares of DXC issued to HPE stockholders to establish 50.1% ownership of the combined company by HPE. The amount of shares issued by Everett was measured based on a 1:1 share exchange ratio for current outstanding CSC shares and the assumption that the 141,298,797 CSC shares outstanding would represent 49.9% of the total amount of shares issued of the combined company, based on CSC’s outstanding common shares as of March 31, 2017. Total pro forma shares outstanding are assumed to be 283,164,453. Due to the pro forma condensed combined net loss for the twelve months ended March 31, 2017, dilutive common share-equivalents were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive. See Note 3 for further information.

Non-GAAP Financial Measures

This registration statement and the documents incorporated by reference herein contain financial measures that are not calculated in accordance with GAAP and which are derived from the condensed combined financial information of Everett and the condensed consolidated financial information of CSC. These non-GAAP financial measures included or incorporated by reference herein include consolidated segment operating income; consolidated segment adjusted operating income; consolidated segment operating and consolidated segment adjusted operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT margin, earnings before interest, depreciation and taxes (EBITDA), adjusted EBITDA, non-GAAP income from continuing operations before taxes, non-GAAP net income from continuing operations, non-GAAP EPS from continuing operations, constant currency, free cash flow, net debt and net debt-to-total capitalization.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP or pro forma basis. Non-GAAP financial measures exclude certain items from GAAP or pro forma results which management believes are not indicative of core operating performance. Management believes these non-GAAP measures allow investors to understand the financial performance of the company exclusive of the impacts of corporate wide strategic decisions. We believe that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.

There are limitations to the use of the non-GAAP financial measures presented in this registration statement. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma basis. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

The following is a summary of the items excluded from the most comparable GAAP or pro forma financial measures to calculate our non-GAAP financial measures:

•	Certain overhead costs—Reflects certain HPE costs allocated to Everett. These costs are expected to be largely eliminated on a prospective basis.

•	Provision for losses on accounts receivable—Represents the amount of uncollectible accounts receivable expense incurred by Everett and CSC.

•	Stock-based compensation—Represents the stock-based compensation expense recognized by Everett and CSC.

•	Restructuring costs—Represents certain Everett and CSC restructuring charges related to workforce optimization and real estate charges.

•	Foreign currency gain—Represents the gain/loss related to CSC’s hedging transactions and intercompany accounts.

•	Pension and OPEB actuarial and settlement gains/losses—Due to mark-to-market accounting and settlements incurred by Everett and CSC.

•	Separation costs—Includes costs (1) allocated to Everett arising from the separation of Everett’s Parent, HPE, from HP Inc., formerly Hewlett-Packard Company.

The Separation and Distribution Agreement provides for cost structure protection of activities identified as “Horizontal Cost Activities.” The accompanying pro forma combined non-GAAP financial measures currently do not reflect any adjustment for a reduction in Horizontal Cost Activities from approximately $1.6 billion to the agreed Distribution date target of $1.2 billion. The reduction in horizontal cost activities is not included within the previously announced anticipated first-year synergies of approximately $1.0 billion post-close, with a run rate of $1.5 billion by the end of year one.

	Historical Twelve Months Ended
(in millions)	CSC March 31, 2017	Everett January 31. 2017	Adjustments(1)	Pro Forma Combined
Income (loss) from continuing operations attributable to the company	$(123)	$(532)	$229	$(426)
Add: net income attributable to noncontrolling interest, net of tax	23	5	—	28

Income (loss) from continuing operations	(100)	(527)	229	(398)
Interest expense, net	82	130	21	233
Income tax (benefit) expense	(74)	73	74	73
Depreciation and amortization	647	1,620	(141)	2,126

EBITDA	555	1,296	183	2,034
Certain overhead costs	—	118	—	118
Provision for losses on accounts receivable	4	16	—	20
Stock-based compensation	75	181	—	256
Restructuring costs	238	622	—	860
Foreign currency gain	(8)	—	—	(8)
Pension and OPEB actuarial and settlement gain/losses and amortization of other comprehensive income(2)	104	(1)	(67)	36
Separation costs	—	482	(373)	109

Adjusted EBITDA	$968	$2,714	$(257)	$3,425

(1)	See pro forma statement of operations for the adjustments made to prepare the pro forma statement of operations.
(2)	Represents (1) Mark-to-market adjustments related to pensions and OPEB plans resulting from revaluation of Everett and CSC plan assets and liabilities; (2) lump-sum settlement charges incurred by Everett and CSC; and (3) amortization of Everett’s and CSC’s prior service costs.

For calculations of certain financial ratios for its bank credit facilities, CSC relies on non-GAAP metrics as defined by lenders which are similar to the adjusted EBITDA metrics described above but are credit facility defined “Consolidated EBITDA” metrics which are used both as a leverage test and interest coverage test in almost all of CSC’s credit facilities.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, under certain circumstances, to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the old notes for new notes, with terms substantially identical in all material respects to the old notes (except that the new notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. The old notes were issued on March 27, 2017.

In the event that we determine that effecting this exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of old notes, we will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the old notes of the applicable series and to keep such shelf registration statement effective until until the date that such notes cease to be “registrable securities” (as defined in the registration rights agreement), or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the old notes.

If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of DXC within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the broker- dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes in the United States. See “Plan of Distribution.”

Resale of New Notes

DXC has not entered into any arrangement or understanding with any person who will receive new notes in the exchange offer to distribute those securities following completion of the exchange offer. We are not aware of any person that will participate in the exchange offer with a view to distribute the new notes.

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer in the United States without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an affiliate of DXC within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the SEC would make a similar determination with respect to the new notes as it has in such no-action letters.

If you are our affiliate or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes in the United States.

This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker- dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes in the United States. Please read “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

We are offering to exchange any and all validly tendered and accepted old notes for new notes, summarized in the table below.

Series of Old Notes to be Exchanged	CUSIP No. for the Old Notes	Series of New Notes to be Issued	CUSIP No. for the New Notes
2.875% Senior Notes due 2020	299897 AA6 / U3000N AA8	2.875% Senior Notes due 2020	23355LAB2
4.250% Senior Notes due 2024	299897 AB4 / U3000N AB6	4.250% Senior Notes due 2024	23355LAC0
4.750% Senior Notes due 2027	299897 AC2 / U3000N AC4	4.750% Senior Notes due 2027	23355LAD8

In exchange for each $1,000 principal amount of old notes that is validly tendered prior to the Expiration Date, and not validly withdrawn, holders will be eligible to receive the Exchange Consideration which consists of $1,000 principal amount of new notes.

The new notes will be issued in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The interest rate, interest payment dates, optional redemption prices and maturity date of the new notes will be the same as those of the old notes to be exchanged. The new notes received in exchange for the tendered old notes will accrue interest from (and including) the most recent date to which interest has been paid on those old notes. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on old notes you tender at the time of the exchange.

The new notes are a new series of debt securities that will be issued under an indenture dated as of March 27, 2017 between DXC and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a third supplemental indenture thereto, to be dated as of                     , 2017 between DXC and

the trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “indenture”). The terms of the new notes will include those expressly set forth in such notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission.

Conditions to the Exchange Offer

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the registration statement of which this prospectus forms a part has been declared effective by the Commission and (b) the following statements are true:

•	In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer or the exchange of old notes under an exchange offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the exchange offer or the exchange of old notes under an exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of old notes under an exchange offer; or

•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of DXC, taken as a whole, or materially impair the contemplated benefits to DXC of the exchange offer or the exchange of old notes under an exchange offer, or might be material to holders of old notes in deciding whether to accept the exchange offer;

•	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a material impairment in the general trading market for debt securities;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory); or

•	any material adverse change in United States securities or financial markets generally; and

•	The trustee under the indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, the exchange offer or the exchange of old notes under an exchange offer, nor has such trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of the old notes under an exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the old notes to challenge such determination in a court of competent jurisdiction. All of these conditions are for our sole benefit and, at or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms part has been declared effective by the Commission. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or prior to the Expiration Date.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer shall be the time immediately following 11:59 p.m., New York City time, on                     , 2017, subject to our right to extend that date and time in our sole discretion and from time to time, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the exchange offer to:

•	delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer and not accept any old notes; and

•	amend, modify or waive in part or whole, at any time prior to the Expiration Date, the terms of the exchange offer in any respect, including waiver of any conditions to consummation of the exchange offer (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission).

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offer will remain open following material changes in the terms of the exchange offer or in the information concerning the exchange offer will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the amount of old notes sought, the exchange offer will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the old notes. We may choose to extend the exchange offer, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offer are amended in a manner determined by us to constitute a material change adversely affecting any holder of the old notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the old notes of such amendment, and will extend the exchange offer as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the old notes, if the exchange offer would otherwise expire during such time period.

Effect of Tender

Any tender of an old note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and DXC upon the terms and subject to the conditions of the exchange offer, which agreement will be governed by, and construed in accordance with, the laws of the State of Nevada. The acceptance of the exchange offer by a tendering holder of old notes will constitute the agreement by that holder to deliver good and marketable title to the tendered old notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of the old notes do not have any appraisal or dissenters’ rights under New York law, the law governing the indenture and old notes certificate, or under the terms of the indenture in connection with the exchange offer.

Procedures for Tendering

If you hold old notes and wish to have those notes exchanged for new notes, you must validly tender (or cause the valid tender of) your old notes using the procedures described in this prospectus and in the accompanying letter of transmittal.

By tendering old notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not an affiliate of DXC within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive new notes for its own account in exchange for old notes must represent that such old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes in the United States. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The procedures by which you may tender or cause to be tendered old notes will depend upon the manner in which you hold the old notes, as described below. No alternative, conditional or contingent tenders will be accepted.

Old Notes Held with DTC

Pursuant to authority granted by DTC, if you are a DTC participant that has old notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your old notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with old notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts with respect to the old notes at DTC for purposes of the exchange offer.

Tender of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their old notes must continue to hold old notes in the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender old notes to the proposed amendments to the indenture by effecting a book-entry transfer of the old notes to be tendered in the exchange offer into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offer through DTC’s ATOP procedures for transfer; or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the Expiration Date of the exchange offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering old notes that the participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the letter of transmittal and that DXC may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offer.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date of the exchange offer at its address set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

Old Notes Held Through a Nominee

Currently, all of the old notes are held in book-entry form and can only be tendered by following the procedures described above under “Procedures for Tendering—Old Notes Held with DTC.” However, if you are a beneficial owner of old notes that are subsequently issued in certificated form and that are held of record by a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes in the exchange offer, you should contact the record holder promptly and instruct the record holder to tender the old notes on your behalf using one of the procedures described above.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer. Accordingly, beneficial owners wishing to participate in the exchange offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer.

Letter of Transmittal

Subject to and effective upon the acceptance for exchange and issuance of new notes, in exchange for old notes tendered by a letter of transmittal or agent’s message in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of old notes, among other things:

•	irrevocably sells, assigns and transfers to or upon the order of DXC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the old notes tendered thereby;

•	waives any and all rights with respect to the old notes (including any existing or past defaults and their consequences in respect of the old notes);

•

releases and discharges DXC and the trustee under the indenture from any and all claims such holder may have, now or in the future, arising out of or related to the old notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the old notes (other than as expressly provided in this document and in the letter of transmittal) or to participate in any optional redemption or defeasance of the old notes;

•	represents and warrants that the old notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

•	irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered old notes (with full knowledge that the exchange agent also acts as the agent of DXC), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the old notes tendered to be assigned, transferred and exchanged in the exchange offer.

Proper Execution and Delivery of Letter of Transmittal

If you wish to participate in the exchange offer, delivery of your old notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal need not be guaranteed if:

•	the letter of transmittal is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the old notes and the portion entitled “Special Payment Instructions” on the letter of transmittal has not been completed; or

•	the old notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal.

Withdrawal of Tenders

Tenders of old notes may be withdrawn at any time prior to the Expiration Date. Tenders of old notes may not be withdrawn at any time thereafter.

Beneficial owners desiring to withdraw old notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their old notes. In order to withdraw old notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant and the principal amount of old notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the old notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of old notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of old notes may not be rescinded and any old notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn old notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender or withdrawal of old notes in connection with the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding, subject to the rights of the holders of old notes to challenge such determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders or withdrawals not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender or withdrawal of any old notes in the exchange offer, and our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties, subject to the rights of the holders of old notes to challenge such interpretation in a court of competent jurisdiction. None of DXC, the exchange agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or withdrawals or incur any liability for failure to give any such notification.

Tenders or withdrawals of old notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. old notes received by the exchange agent in connection with any exchange offer that are not validly tendered or withdrawn and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered or withdrawn in certificated form or (ii) the DTC participant who delivered such old notes by crediting an account maintained at DTC designated by such DTC participant if they were tendered or withdrawn through the ATOP procedures, in either case promptly after the Expiration Date or the withdrawal or termination of the exchange offer.

We may also in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of this exchange offer.

Acceptance of Old Notes for Exchange; New Notes

Assuming the conditions to the exchange offer are satisfied or, where permitted, waived, we will issue the new notes in book-entry form promptly on the Settlement Date in exchange for old notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange.

We will be deemed to have accepted validly tendered old notes if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of new notes will be made by the exchange agent on the Settlement Date, upon receipt of such notice. The exchange agent will act as agent for participating holders of the old notes for the purpose of receiving old notes from such holders. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are withdrawn prior to the Expiration Date of the exchange offer, such unaccepted or withdrawn old notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

In no event will interest accrue or be payable by reason of any delay on the part of the exchange agent in making delivery to the holders entitled thereto or any delay in the allocation or crediting of securities received by DTC to participants in DTC or in the allocation or crediting of securities received by participants to beneficial owners and in no event will DXC be liable for interest or damages in relation to any delay to any holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of old notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the old notes tendered by such holder.

Exchange Agent

U.S. Bank National Association has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the old notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the exchange agent, as well as by officers and other employees of DXC and its affiliates.

If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other nominee, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE NEW NOTES

General

DXC Technology Company (f.k.a Everett SpinCo, Inc.) issued the old notes initially with a maximum aggregate principal amount of $1.50 billion, and will issue the new notes in such amounts as are tendered for exchange pursuant to the exchange offer. The old notes were issued under an indenture dated as of March 27, 2017 (the “Base Indenture”) between DXC and U.S. Bank National Association, as trustee (the “trustee”) as supplemented by a first supplemental indenture thereto, dated as of March 27, 2017 between DXC and the trustee (the “First Supplemental Indenture”) and the new notes will be issued under the Base Indenture as supplemented by a third supplemental indenture thereto, to be dated as of                     , 2017 between DXC and the trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “indenture”). The New 2020 Notes, the New 2024 Notes and the New 2027 Notes are each a separate series of notes under the indenture and will not vote together as a single class under the indenture for any reason. The terms of the new notes will include those expressly set forth in such notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act. A copy of the indenture and the form of new notes has been filed as an exhibit to the registration statement of which this prospectus is a part. The following description is a summary of the material provisions of the indenture and the notes. This description does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture and the notes. We urge you to read the indenture (including the forms of notes) because they, and not this description, define your rights as holders of the notes.

The notes will be DXC’s direct, unconditional, unsecured and unsubordinated general obligations and will rank equally in right of payment with all of DXC’s other senior unsecured general obligations from time to time outstanding and senior in right of payment to any subordinated debt DXC may incur. The notes will be effectively subordinated to any of DXC’s secured debt to the extent of the value of the assets securing such debt. In addition, the notes will be effectively subordinated to the obligations, including indebtedness, of DXC’s subsidiaries. As of March 31, 2017, after giving pro forma effect to the Transactions, the Amendment No. 3 (RCF) and the Incremental Revolving Commitments, DXC’s subsidiaries would have had outstanding indebtedness of approximately $1.9 billion.

The notes will be issued in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the New Notes

Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each new note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding old note. On the first interest payment date following the exchange, holders of new notes will receive interest for the period from and including the last interest payment date on which interest was paid on the old notes. No additional or other interest relating to such period will be paid to such holders.

Interest on the New 2020 Notes will accrue from March 27, 2017 at the rate of 2.875% per annum. The New 2020 Notes will mature on March 27, 2020. Interest on the New 2020 Notes will be payable semi-annually in arrears on March 27 and September 27, commencing on September 27, 2017. DXC will make each interest payment to the holders of record of the New 2020 Notes at the close of business on the March 12 and September 12 immediately preceding the applicable interest payment date.

Interest on the New 2024 Notes will accrue from March 27, 2017 at the rate of 4.250% per annum. The New 2024 Notes will mature on April 15, 2024. Interest on the New 2024 Notes will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2017. DXC will make each interest payment to the holders of record of the New 2024 Notes at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date.

Interest on the New 2027 Notes will accrue from March 27, 2017 at the rate of 4.750% per annum. The New 2027 Notes will mature on April 15, 2027. Interest on the New 2027 Notes will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2017. DXC will make each interest payment to the holders of record of the New 2027 Notes at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date.

Issuance of Additional Notes

DXC may, without the consent of the holders, increase the principal amount of the notes of a series by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue price, interest accrued prior to the issue date of the additional notes of such series and, in some cases, the first interest payment date. Under the indenture, the previously issued notes of a series and any additional notes of such series will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders; provided that if any such additional notes of such series are not fungible with the previously issued notes of such series for U.S. federal income tax purposes, such additional notes of such series will be issued with a different CUSIP number as the previously issued notes of such series, as applicable.

Methods of Receiving Payments on the Notes

DXC will make payments in respect of the notes in global form (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee.

If any interest payment date, redemption date or maturity date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar for the notes. DXC may change the paying agent or registrar without prior notice to the holders of the notes, and DXC or any of its subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. Holders will be required to pay all taxes due on transfer. DXC will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

The New 2020 Notes, the New 2024 Notes and the New 2027 Notes are redeemable, in whole or in part, at our option, on at least 10 days’ but not more than 60 days’ prior notice, as follows: (i) prior to March 27, 2020 in the case of the New 2020 Notes, February 15, 2024 in the case of the New 2024 Notes (the “New 2024 Notes Par Call Date”) and January 15, 2027 in the case of the New 2027 Notes (the “New 2027 Notes Par Call Date,” and together with the New 2024 Par Call Date, the “Par Call Dates”), at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest, including Additional Interest, if any, thereon that would have been payable in respect of the notes calculated, in the case of the New 2024 Notes and the New 2027 Notes, as if the maturity date of the notes was the applicable Par Call Date (excluding any portion of such interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) of the notes being redeemed at the Treasury Rate plus (i) 25 basis points with respect to the New 2020 Notes, (ii) 30 basis points with respect to the New 2024 Notes, or (iii) 35 basis points with respect to the New 2027 Notes, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.

On or after the applicable Par Call Date, the New 2024 Notes and the New 2027 Notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

For purposes of this section “Optional Redemption,” the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with comparable maturity to the remaining term of such notes (assuming for this purpose that, in the case of the New 2024 Notes or the New 2027 Notes, that such series of notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means an independent investment institution of national standing, which may be one of the Reference Treasury Dealers or their respective affiliates, selected by DXC.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by MUFG Securities Americas Inc. and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, DXC will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by DXC.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer at any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the notes of a series are to be redeemed, the notes to be redeemed shall be selected by lot by DTC in the case of notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate in the case of notes that are not represented by a global note.

Unless DXC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Mandatory Redemption or Sinking Fund

Due to the consummation of the Transactions as described above under “Recent Developments”, the new notes will not be subject to special mandatory redemption. In addition, the new notes will not be entitled to the benefit of any other mandatory redemption or sinking fund.

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless DXC has exercised its option to redeem the notes as described above under “Optional Redemption,” DXC will be required to make an offer (a “Change of Control Offer”) to each holder of such notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at DXC’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to holders of the notes, with a copy to the trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is delivered (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. For the avoidance of doubt, the consummation of the Transactions as described under “Summary—Recent Developments—The Transactions” and “The Transactions” will not give rise to a Change of Control Triggering Event.

On the Change of Control Payment Date, DXC will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

DXC will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by DXC and the third party repurchases all notes properly tendered and not withdrawn under its offer, or (ii) DXC provides notice of an optional redemption of notes of a series and there is not a default in payment of the redemption price.

DXC will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, DXC will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of this Change of Control section, the following terms have the following meanings:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of DXC’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to DXC or one of its subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of DXC, measured by voting power rather than number of shares; (3) DXC consolidates with, or merges with or into any person, or any person consolidates with, or merges with or into DXC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of DXC or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of DXC outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of DXC.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) (A) DXC becomes a direct or indirect wholly-owned subsidiary of a holding company and (B) the direct or indirect holders of DXC’s Voting Stock immediately prior to that transaction are the holders of more than 50% of the Voting Stock of such holding company, or (ii) DXC consolidates with, or merges with or into, any person that results in the surviving person remaining a public company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB- (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by DXC.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if either Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of such notes publicly available for reasons outside of the control of DXC, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by DXC as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means, the rating on the notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Except as set forth in this “Description of the New Notes,” neither DXC nor any subsidiary of DXC will be restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distribution on equity interests or purchasing equity interests. Additionally, the indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Limitation on DXC’s Ability to Incur Liens

Other than as provided below under “The Issuer May Incur Permitted Liens and The Issuer May Enter into Permitted Sale/Leaseback Transactions,” neither DXC nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any Lien on DXC’s property, to secure any Indebtedness of DXC or a Restricted Subsidiary, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the closing date of the offering of the notes; and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

•	Liens on property existing at the time DXC or any of its Restricted Subsidiaries acquires such property, provided that such Liens:

(i)	are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and

(ii)	do not extend to or cover any of DXC’s property or any of its Restricted Subsidiaries’ property other than the property so acquired;

•	Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes DXC’s Restricted Subsidiary or is merged into or consolidated with DXC or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to DXC or a Restricted Subsidiary, provided that such Liens:

(i)	are not incurred in connection with or in contemplation of such corporation or entity becoming a Restricted Subsidiary or merging or consolidating with DXC or a Restricted Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(ii)	do not extend to or cover any of DXC’s property or any of its Restricted Subsidiaries’ property other than the property of such corporation or other entity;

•	Purchase money Liens upon or in any real or personal property (including fixtures and other equipment) DXC or any of its Restricted Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 270 days after completion of such acquisition or improvement;

•	Liens to secure Indebtedness owing to DXC or to a Restricted Subsidiary;

•	Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by DXC or a Restricted Subsidiary, and for which DXC maintains adequate reserves in accordance with GAAP, and attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that any such judgment does not constitute an event of default;

•

Liens in favor of the United States to secure amounts paid to DXC or any of its Restricted Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

•	Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

•	Liens in favor of suppliers, producers, operators, workmen, materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by DXC or any Restricted Subsidiary in good faith and by appropriate proceedings;

•	Liens consisting of zoning restrictions, licenses, easements, covenants, rights-of-way, utility easements, building restrictions and similar encumbrances and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

•	Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially detract from the value of such real or personal property or materially interfere with the ordinary conduct of the business conducted at such real property or with respect to such personal property;

•	Liens arising under licenses or sublicenses of intellectual property granted in the ordinary course of business;

•	Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

•	Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against DXC or any Restricted Subsidiary with respect to which DXC or any of its Restricted Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by DXC or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which DXC or any of its Restricted Subsidiaries is a party;

•	Liens on deposits securing obligations under cash pooling and multi-currency notional pooling programs;

•	Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

•	Liens incurred or deposits made by DXC or its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits, taxes, assessments, statutory obligations or other similar charges, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

•	Liens on account receivables or related assets resulting from the sale of such account receivables or such related assets, or Liens arising in connection with or related to any securitization financings, factoring arrangements or assignments thereof that may be entered into by DXC or any Restricted Subsidiary;

•	Liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances;

•	Liens on property incurred in sale and lease-back transactions permitted under the covenant described below under the caption “Limitation on DXC’s Ability to Enter Into Sale and Lease-Back Transactions”; and

•	Liens constituting any extension, renewal or replacement of any Liens listed above to the extent the principal amount of the Indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the property encumbered by any such Lien is the same as or substantially similar in nature to the property encumbered by the Lien being extended, renewed or replaced.

Limitation on DXC’s Ability to Enter Into Sale and Lease-Back Transactions

Other than as provided below under “The Issuer May Incur Permitted Liens and The Issuer May Enter into Permitted Sale/Leaseback Transactions,” neither DXC nor any of its Restricted Subsidiaries will enter into any sale and lease-back transaction with a term longer than three years, unless:

•	such transaction was entered into prior to the closing date of the offering of the notes;

•	such transaction was for the sale and leasing back to DXC of any property by one of its Restricted Subsidiaries;

•	DXC would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “Limitation on DXC’s Ability to Incur Liens” above; or

•	DXC applies an amount equal to the fair value of the property sold to the purchase of property or to the retirement of its long-term Indebtedness (including the notes) within 365 days of the effective date of any such sale and lease-back transaction.

The Issuer May Incur Permitted Liens and The Issuer May Enter into Permitted Sale/Leaseback Transactions

Notwithstanding the restrictions set forth above under “Limitation on DXC’s Ability to Incur Liens” and “Limitation on DXC’s Ability to Enter into Sale/Leaseback Transactions,” DXC or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any sale and lease-back transaction not otherwise permitted as described above; provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this paragraph (excluding the Liens permitted pursuant to the bullet points under “Limitation on DXC’s Ability to Incur Liens” above) and the aggregate amount of all Attributable Debt in respect of sale and lease-back transaction permitted by this paragraph (excluding the sale and lease-back transaction permitted under “Limitation on DXC’s Ability to Enter into Sale/Leaseback Transactions” above), measured, in each case, at the time any such Lien is incurred or any such sale and lease-back transaction is entered into, by DXC or any Restricted Subsidiary does not exceed 20% of DXC’s Consolidated Net Tangible Assets.

For purposes of this section “The Issuer May Incur Permitted Liens and DXC May Enter into Permitted Sale/Leaseback Transactions,” the following terms have the following meanings:

“Attributable Debt” with respect to any sale and lease-back transaction means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of DXC’s assets and the assets of its subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

•	all current liabilities other than (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of capital lease obligations, and

•	intangible assets, to the extent included in such aggregate assets, all as set forth on DXC’s then most recent consolidated balance sheet and computed in accordance with GAAP.

Consolidation, Merger or Sale of Assets

The Issuer will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

•	DXC shall be the continuing person or, if DXC is not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•	the surviving entity will expressly assume all of DXC’s obligations under the notes and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no event of default has occurred and is continuing; and

•	DXC or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets of the preceding paragraph shall not be applicable to:

•	the merger or consolidation of DXC with an affiliate of DXC if DXC’s board of directors determines in good faith that the purpose of such transaction is principally to change its state of incorporation or convert its form of organization to another form; or

•	the merger of DXC with or into a single direct or indirect wholly-owned subsidiary of DXC.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of DXC’s assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of DXC under the indenture with the same effect as if such successor corporation had been named in its place in the indenture.

Notwithstanding the foregoing, DXC may consolidate or combine with or merge with or into another corporation, solely for the purpose of reincorporating DXC in the United States, any state thereof, the District of Columbia or any territory thereof.

SEC Reports

So long as the notes of any series are outstanding, DXC shall furnish to the Trustee, within 15 days after the filing of the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which DXC (or, should DXC at such time be a wholly-owned subsidiary of another Person and not making separate filings with Commission, such Person) files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, and comply with the other provisions of Section 314(a) of the Trust Indenture Act.

DXC will be deemed to have furnished such reports referred to in this section to the trustee and the noteholders if DXC has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

In the event that any direct or indirect parent company of DXC becomes a guarantor or co-issuer of the notes, it may satisfy its obligations under this covenant by furnishing information relating to such parent in the manner prescribed in the first and second paragraphs of this covenant.

Notwithstanding anything herein to the contrary, DXC will not be deemed to have failed to comply with its obligations under this covenant until 120 days after the date any report or other information is due hereunder.

Satisfaction, Discharge and Covenant Defeasance

The Issuer may terminate its obligations under the indenture with respect to notes of any series, when:

•	either:

•	all notes of such series that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•	all notes of such series that have not been accepted by the trustee for cancellation will become due and payable within one year (a “discharge”) and DXC has made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in DXC’s name and at DXC’s expense, and DXC has irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on such notes, including principal, interest, including Additional Interest, if any, and any premium, which for purposes of this paragraph shall be calculated without applying any “present value discount” and using a Treasury Rate of no less than zero;

•	DXC has paid or has caused to be paid all other sums then due and payable under the indenture with respect to the notes of such series; and

•	DXC has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of notes have been complied with.

The Issuer may elect to have its obligations under the indenture discharged with respect to the notes of any series (“legal defeasance”). Legal defeasance means that DXC will be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

•	the rights of holders of the notes of such series to receive principal, interest and any premium when due;

•	obligations with respect to the notes of such series concerning issuing temporary notes, registration of transfer of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment for note payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, DXC may elect to have its obligations with respect to a series of notes released with respect to certain covenants in the indenture (“covenant defeasance”). Following covenant defeasance, any omission to comply with these obligations will not constitute a default or an event of default with respect to the notes of such series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default with respect to such series of notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of a series:

•	DXC must irrevocably have deposited or caused to be deposited with the trustee funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of such series:

•	money in an amount;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest, including Additional Interest, if any, and any premium at due date or maturity of such series or if DXC has made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in its name and at its expense, the redemption date;

•	in the case of legal defeasance, DXC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the beneficial owners of the notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, DXC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that the beneficial owners of the notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no default has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all notes of such series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which DXC is a party; and

•	DXC has delivered to the trustee, an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Modification and Waiver

DXC and the trustee may amend or modify the indenture or the notes without the consent of any holder of notes in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of DXC’s obligations in the case of a merger or consolidation and DXC’s discharge upon such assumption;

•	make any change that would provide any additional rights or benefits to the holders of the notes of any series or to surrender any right or power herein conferred upon DXC;

•	provide for or add guarantors with respect to the notes of any series and provide the terms of such guarantees;

•	secure the notes of any series;

•	establish the form or forms of notes of a series;

•	qualify the indenture under the Trust Indenture Act;

•	to permit or facilitate the defeasance and discharge of the notes of a series; provided, however, that any such action shall not adversely affect the interest of the holders of notes of such series in any material respect;

•	to evidence and provide for the acceptance under this Indenture of a successor trustee;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	conform any provision in the indenture to this “Description of the New Notes” to the extent that such provision was intended to be a verbatim recitation of a provision in this “Description of Notes”; or

•	make any change that does not adversely affect the rights of any holder of notes of such series in any material respect.

Other amendments and modifications of the indenture or the notes of any series may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes of a series affected by the amendment or modification (voting as one class), and DXC’s compliance with any provision of the indenture with respect to any series of notes may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding notes of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding note of a series affected:

•	reduce the principal amount, or extend the fixed maturity, of the notes of such series, alter or waive the redemption provisions of the notes of such series;

•	change the currency in which principal, any premium or interest, including Additional Interest, if any, is paid;

•	reduce the percentage in principal amount outstanding of notes of such a series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the notes of such a series;

•	waive a payment default with respect to the notes of such a series;

•	reduce the interest rate or extend the time for payment of interest on the notes of such a series; or

•	adversely affect the ranking of the notes of such a series.

Events of Default

Each of the following is an event of default with respect to each series of notes under the indenture:

1)	default in paying interest, including Additional Interest, if any, on the notes of that series when due and the default continues for a period of 90 days or more and the time for payment has not been extended or deferred;

2)	default in paying principal, or premium, if any, on the notes of that series when due;

3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after DXC receives written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

4)	if any of DXC’s Indebtedness in the aggregate outstanding principal amount of $250 million or more either (1) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by DXC or (2) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by us in respect of Indebtedness of any other person in the aggregate outstanding principal amount of $250 million or more is not honored when, and remains dishonored after, becoming due; and

5)	certain events of bankruptcy, insolvency, reorganization.

If an event of default (other than an event of default specified in clause (5) with respect to DXC) under the indenture occurs with respect to the notes of a series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding notes of such series, will by written notice, require DXC to repay immediately the entire principal amount of the outstanding notes of such series, together with all accrued and unpaid interest and premium, if any.

If an event of default under the indenture specified in clause (5) with respect to DXC occurs and is continuing, then the entire principal amount of the outstanding notes of a series will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in principal amount of outstanding notes of a series may rescind this accelerated payment requirement if all existing Events of Default with respect to the notes of such series, except for nonpayment of the principal and interest, including Additional Interest, if any, on the notes of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding notes of a series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding notes of a series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the notes of such series.

Holders of at least 25% in principal amount of the outstanding notes of a series may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding notes of a series. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment with respect to such note.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from DXC or any holder of the notes, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

A holder of notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the then outstanding notes of a series have made a written request, and such holders have offered the trustee indemnity satisfactory to it to institute such proceeding as trustee; and

•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the then outstanding notes of such series other conflicting directions within 60 days after such notice, request and offer.

The Issuer is required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Certain Definitions

As used in this “Description of the New Notes”, the following terms have the meanings set forth below.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the indenture.

“Indebtedness” of any specified person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (i) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of DXC, and (ii) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which holds more than 5.0% of DXC’s Consolidated Net Tangible Assets; except for any Subsidiary primarily engaged in financing receivables or in the finance business.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Governing Law

The indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Issuer may have other routine banking relationships with the trustee in the ordinary course of business.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of our past, present or future directors, officers, employees, incorporators or stockholders, as such, will have any liability for our obligations under the new notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry System and Form of Notes

Except as set forth below, the new notes will be issued in registered, global form (the “Global Notes”) and will be deposited upon issuance with the trustee as custodian for The Depository Truste Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes”.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investor to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, DXC and the trustee will treat the persons in whose names the new notes, including the Global Notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither DXC, the trustee nor any agent of DXC or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or DXC. Neither DXC nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the new notes, and DXC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the new notes, DTC reserves the right to exchange the Global Notes for new notes in certificated form, and to distribute such new notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of DXC, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the new notes in definitive form in exchange for the Global Notes representing such new notes. In this case, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of new notes represented by such Global Note equal in principal amount to such beneficial interest and to have such new notes registered in its name.

Same Day Settlement and Payment

Secondary market trading between Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised CSC that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following descriptions are summaries of the material terms of certain indebtedness of DXC. They may not contain all the information that may be important to you. The following summaries are qualified in their entirety by reference to the relevant agreements, which are incorporated by reference herein.

We refer to the New DXC Term Loan, U.K. Term Loan, the U.S. Term Loan, the AUD Term Loan and the Revolving Credit Facility, collectively, and as they may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time, as the “senior credit facilities.”

New DXC Term Loan

On December 16, 2016, DXC entered into a senior unsecured Term Loan Credit Agreement (the “New DXC Term Loan”) in an aggregate principal amount of the U.S. dollar equivalent of $2.0 billion with certain financial institutions party thereto (the “DXC Lenders”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), as administrative agent (the “DXC Administrative Agent”), which is comprised of (i) Tranche A-1 Term Loans in U.S. dollars in an aggregate principal amount of $375 million that are scheduled to mature on the date that is three years following the Funding Date (as defined below) (the “Tranche A-1 Loans”), (ii) Tranche A-2 Term Loans in U.S. dollars in an aggregate principal amount of $1.310 billion that are scheduled to mature on the date that is five years following the Funding Date (the “Tranche A-2 Loans”) and (iii) Tranche A-3 Term Loans in Euros in an aggregate principal amount of the Euro equivalent to $315 million that are scheduled to mature on the date that is five years following the Funding Date (the “Tranche A-3 Loans”).

On March 3, 2017, DXC entered into Amendment No. 1 to the Term Loan Credit Agreement (“DXC Amendment No. 1”) with the DXC Administrative Agent and substantially all of the DXC Lenders party thereto as of such date. DXC Amendment No. 1, among other things, removed the provision that would have required CSC to become a guarantor under the New DXC Term Loan within 3 business days after the consummation of the Merger, the failure of which would have required mandatory prepayment of the borrowings under the New DXC Term Loan. The New DXC Term Loan does not include any upstream guarantee from CSC.

Under the New DXC Term Loan, borrowings bear interest at a variable rate equal to, (i) with respect to the Tranche A-1 Loans, at DXC’s option, (x) the Eurocurrency Rate (as defined in the New DXC Term Loan) for a one, two, three or six month interest period, plus a margin of between 0.875% and 1.625% based on the public rating that has been most recently announced by either of S&P or Moody’s, as the case may be, with respect to the senior, unsecured, non-credit enhanced, long-term debt securities of DXC or if any such rating agency shall have issued more than one such public rating, the lowest such public rating issued by such rating agency (the “DXC Pricing Grid”), or (y) the greatest of the rate of interest announced publicly by BTMU in New York, New York, from time to time, as BTMU’s “Prime Rate,” the Federal Funds Rate plus 0.5%, and the Eurocurrency Rate for a one-month interest period plus 1% (“Base Rate”), in each case plus a margin of between 0% and 0.625%, based on the DXC Pricing Grid, (ii) with respect to the Tranche A-2 Loans, at DXC’s option, (x) the Eurocurrency Rate for a one, two, three or six month interest period, plus a margin of between 1.00% and 1.75%, based on the DXC Pricing Grid or (y) the Base Rate plus a margin of between 0% and 0.75%, based on the DXC Pricing Grid, and (iii) with respect to the Tranche A-3 Loans, the Eurocurrency Rate for a one, two, three or six month interest period, plus a margin of between 0.75% and 1.35%, based on the DXC Pricing Grid.

The Tranche A-1 Loans are required to be repaid at maturity and do not amortize prior thereto. Amortization of the Tranche A-2 Loans and the Tranche A-3 Loans will be paid on a quarterly basis at the rate of 5.0% of the original principal amount thereof per annum, with the remaining principal amount to be repaid at maturity. The New DXC Term Loan provides that prepayment of outstanding amounts is permitted at any time. Any payment of principal under the New DXC Term Loan cannot be redrawn.

The New DXC Term Loan contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, consistent with the Revolving Credit Facility, the U.K. Term

Loan, the U.S. Term Loan and the AUD Term Loan, including (i) cross payment event of default with respect to indebtedness of at least $250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the New DXC Term Loan, commencing with the first full fiscal quarter of DXC ending after the Funding Date, DXC is required to maintain a ratio of EBITDA to interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The New DXC Term Loan includes various customary remedies for the DXC Lenders following an event of default, including the acceleration of repayment of outstanding amounts due under the New DXC Term Loan.

On March 31, 2017, all of the Tranche A-1 Loans and the Tranche A-2 Loans were funded in an aggregate principal amount of $1.685 billion and all of the Tranche A-3 Loans were funded in an aggregate principal amount of 290 million Euros, the proceeds of which were used by DXC to distribute the Everett Payment to HPE.

Revolving Credit Facility

On October 11, 2013, CSC amended and restated its senior unsecured revolving credit facility (the “Revolving Credit Facility”) by and among CSC, as borrower, the lenders from time to time party thereto (the “Revolving Lenders”), Citibank, N.A. (“Citibank”), as administrative agent (the “Revolving Agent”), Citicorp International Limited as tranche B sub-agent, and Citibank International PLC, London Branch as swing line sub-agent.

On June 15, 2016, CSC exercised its option under the Revolving Credit Facility to incur incremental commitments thereunder in an aggregate amount of $380 million, which resulted in an increase in the aggregate outstanding facility size from $2.5 billion to $2.88 billion. On June 21, 2016, CSC amended the Revolving Credit Facility to among other things, increase the maximum amount of incremental commitments that can be incurred thereunder from $500 million to $1.5 billion, which resulted in a maximum potential facility size of $4.0 billion. On July 25, 2016, CSC exercised its option under the Revolving Credit Facility to incur incremental commitments thereunder in an aggregate amount of $100 million, which resulted in an increase in the aggregate outstanding facility size from $2.88 billion to $2.98 billion. On December 30, 2016, CSC exercised its option under the Revolving Credit Facility to incur incremental commitments thereunder in an aggregate amount of $40 million, which resulted in an increase in the aggregate outstanding facility size from $2.98 billion to $3.02 billion. On February 17, 2017, CSC terminated the commitments of one of the Revolving Lenders that elected not to consent to Amendment No. 3 (RCF) described below (the “Non-Consenting Lender”). As a result, the aggregate size of the facility under the Revolving Credit Facility was reduced from $3.02 billion to $2.95 billion.

In connection with entering into the Merger Agreement, CSC entered into debt financing commitment letters with certain financial institutions (the “Conditional Lenders”), pursuant to which the Conditional Lenders committed to provide CSC with $815 million of incremental commitments under the Revolving Credit Facility (the “Incremental Revolving Commitments”).

On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 3 to the Amended and Restated Credit Agreement (“Amendment No. 3 (RCF)”) with the Revolving Agent and each of the Revolving Lenders party to the Revolving Credit Facility as of such date (after giving effect to the termination of the commitments of the Non-Consenting Lender as described above). Amendment No. 3 (RCF), among other things, (i) waived the event of default that would, in the absence of such waiver, have arisen under the Revolving Credit Facility as a result of the Merger, (ii) replaced CSC with DXC as the “Company” (including, as the principal borrower and as the guarantor of borrowings by subsidiary borrowers, as the entity whose consolidated financial results are measured by the financial covenants and whose ratings determine the RCF Pricing Grid (as defined below), as the entity to whom (and to whose subsidiaries) the representations and warranties, covenants and events of default generally apply, etc.) thereunder and (iii) designated CSC as a subsidiary borrower under the Revolving Credit Facility, in the case of clauses (ii) and (iii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation. On April 3, 2017, pursuant to the terms of Amendment No. 3 (RCF), CSC was replaced with DXC as the “Company” under the Revolving Credit Facility and CSC was designated as a subsidiary borrower thereunder.

On April 3, 2017, DXC and the Conditional Lenders providing such incremental commitments exercised an option under the Revolving Credit Facility to incur $740 million of the $815 million of Incremental Revolving Commitments thereunder. The incurrence of the Incremental Revolving Commitments resulted in an increase in the aggregate outstanding size of the unsecured revolving credit facility under the Revolving Credit Facility from $2.95 billion to $3.69 billion, consisting of $3.12 billion under the Tranche A Facility (as defined in the Revolving Credit Facility), which is available to be drawn in US dollars, Euro and Sterling, and $570 million under the Tranche B Facility (as defined in the Revolving Credit Facility), which is available to be drawn in US dollars, Euro, Sterling, Yen, Singapore Dollars and Australian Dollars. Of the $3.69 billion of commitments under the Revolving Credit Facility, $3.62 billion will mature on January 15, 2022 and $70 million will mature on January 15, 2021.

Under the Revolving Credit Facility, borrowings bear interest at a variable rate equal to (i) with respect to advances denominated in U.S. dollars, at DXC’s option, (x) the Eurocurrency Rate (as defined in the Revolving Credit Facility) for a one, two, three or six month interest period, plus a margin of between 0.680% and 1.300%, based on a pricing grid substantially consistent with the DXC Pricing Grid (the “RCF Pricing Grid”) or (y) the greatest of the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, the Federal Funds Rate plus 0.5%, and the Eurocurrency Rate for a one-month interest period plus 1%, in each case plus a margin of between 0% and 0.300%, based on the RCF Pricing Grid and (ii) with respect to advances denominated in Euro, Sterling, Yen, Singapore Dollars and Australian Dollars, the Eurocurrency Rate for a one, two, three or (except with respect to any advance denominated in Singapore Dollars) six month interest period, plus a margin of between 0.680% and 1.300%, based on the RCF Pricing Grid.

The Revolving Credit Facility contains provisions for adding domestic and foreign subsidiaries of DXC as additional borrowers thereunder as well as the creation of additional multi-currency or local currency tranches. The Revolving Credit Facility provides that prepayment of outstanding amounts is permitted at any time. The Revolving Credit Facility contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, consistent with the New DXC Term Loan, the U.K. Term Loan, the U.S. Term Loan and the AUD Term Loan, including (i) cross payment event of default with respect to indebtedness of at least $250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the Revolving Credit Facility, DXC is required to maintain a ratio of EBITDA to consolidated interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The Revolving Credit Facility includes various customary remedies for the Revolving Lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Revolving Credit Facility.

Receivables Facility

On December 21, 2016, CSC entered into a Purchase and Sale Agreement (“PSA”) among CSC (in such capacity, the “Contributing Originator”), Alliance-One Services, Inc., CSC Agility Platform, Inc., CSC Consulting, Inc., CSC Cybertek Corporation, Mynd Corporation and PDA Software Services LLC, as originators (collectively, the “Originators”), CSC as initial servicer (in such capacity, the “Servicer”), and CSC Receivables LLC, a Delaware special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by CSC (the “SPE”).

On December 21, 2016, CSC also entered into a Receivables Purchase Agreement (“RPA”), among the Servicer, the SPE, as seller, the persons from time to time party thereto as purchasers (the “Purchasers”) and group agents, PNC Bank, National Association, as administrative agent (the “Administrative Agent”), and PNC Capital Markets LLC, as structuring agent.

The PSA and RPA establish a committed, one-year facility (the “Receivables Facility”) with a facility limit of $250 million (the “Facility Limit”), based on the satisfaction of certain conditions. The Receivables Facility terminates on December 20, 2017, but may be extended. The Facility Limit may be reduced or increased from time to time pursuant to the terms of the RPA. The RPA also provides for one or more optional extensions of the Receivable Facility’s term, if agreed to by the Purchasers, for an additional one-year duration. Such extensions may be requested as early as 210 days prior to, and not less than 60 days prior to, the then current scheduled termination date.

Pursuant to the PSA, the Originators will sell and/or, in the case of the Contributing Originator, contribute, all of their accounts receivable except for certain excluded receivables (the “Receivables”) and certain rights related thereto (the “Related Rights”) to the SPE. Pursuant to the RPA, the SPE will sell the Receivables and the Related Rights to the Purchasers in return for payments of capital. Each Purchaser’s investment under the RPA will bear interest at the applicable adjusted LIBOR or LMIR as selected by such Purchaser. Additionally, each Purchaser will be entitled to receive a drawn fee payable monthly in arrears at a rate of 0.75% per annum based on the aggregate outstanding investment of such Purchaser. In addition, each Purchaser will be entitled to receive an undrawn fee payable monthly in arrears at a rate of 0.375% per annum (if the aggregate outstanding investment made by all Purchasers is greater than or equal to 75% of the Facility Limit) or 0.55% per annum (if the aggregate outstanding investment made by all Purchasers is less than 75% of the Facility Limit) based on the excess (if any) of such Purchaser’s commitment over the aggregate outstanding investment of such Purchaser.

The PSA, RPA and the other agreements executed in connection with the Receivables Facility contain certain customary representations and warranties and affirmative covenants, including as to the eligibility of the Receivables being sold, and contain customary program termination events and non-reinvestment events. Certain obligations of the Originators and the Servicer are guaranteed by CSC under a Performance Guaranty, dated as of December 21, 2016, made by CSC in favor of the Administrative Agent for the benefit of the Purchasers (“Performance Guaranty”). However, the Performance Guaranty does not cover the SPE’s obligations to pay any yield, fees or invested amounts to the Administrative Agent or any of the Purchasers.

Pursuant to the Guarantor Assumption Agreement and Joinder, dated as of April 3, 2017, among CSC, DXC and the Administrative Agent, CSC assigned the Performance Guaranty (including all of CSC’s obligations and duties to perform thereunder) to DXC in connection with the consummation of the Transactions.

As of March 31, 2017, the total availability under the Receivables Facility was approximately $217 million. CSC expects to use the proceeds from receivables sales under the Receivables Facility for general corporate purposes.

On January 24, 2017, the same parties that signed the RPA, along with Bank of Tokyo-Mitsubishi UFJ, LTD. (“BTMU”), entered into the First Amendment to the Receivables Purchase Agreement, pursuant to which BTMU joined the RPA as a committed purchaser and group agent.

U.K. Term Loan

On December 16, 2015, CSC Computer Sciences U.K. Holdings Limited, as borrower (the “U.K. Borrower”), and CSC, as guarantor, the financial institutions party thereto (the “U.K. Lenders”) and Lloyds Bank plc, as administrative agent (the “U.K. Agent”), entered into a Credit Agreement (the “U.K. Term Loan”). Advances under the U.K. Term Loan were used, first, to repay advances under the U.K. Borrower’s existing credit agreement dated as of December 18, 2013 among the U.K. Borrower, CSC, as guarantor, and Lloyds Bank plc, as agent and initial lender and, thereafter, for general corporate purposes.

The U.K. Term Loan is a £200 million (subject to the U.K. Borrower’s option to request that the commitments be increased to £300 million if the lenders are, in their discretion, willing to provide such increase) delayed-draw senior unsecured term loan. The U.K. Term Loan (i) permitted the U.K. Borrower to request advances in respect of the £200 million initial commitments prior to January 15, 2016 and (ii) permits the U.K. Borrower to request advances in respect of the additional £100 million in incremental commitments at the time the commitments are increased. The U.K. Term Loan provides that prepayment of outstanding amounts is permitted at any time. Any payment of principal under the U.K. Term Loan cannot be redrawn. Advances made under the U.K. Term Loan bear interest at LIBOR for such interest period plus 0.65%, payable on the last day of such interest period.

On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 2 to the Credit Agreement (“Amendment No. 2 (U.K.)”) with the U.K. Borrower, the U.K. Agent and each of the U.K. Lenders party to the U.K. Term Loan as of such date. Amendment No. 2 (U.K.), among other things, (i) waived the event of default that would, in the absence of such waiver, have arisen under the U.K. Term Loan as a result of the Merger and (ii) replaced CSC with DXC as the “Company” (including, as the guarantor of the U.K. Borrower’s obligations, as the entity whose consolidated financial results are measured by the financial covenants, as the entity to whom (and to whose subsidiaries) the representations and warranties, covenants and events of default generally apply, etc.) thereunder, in the case of clause (ii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation. On April 3, 2017, pursuant to the terms of Amendment No. 2 (UK), CSC was replaced with DXC as the “Company” under the U.K. Term Loan.

The U.K. Term Loan is scheduled to mature on January 15, 2019, or, if earlier, the date that is a specified period after the date upon which the U.K. Borrower ceases to be a subsidiary of DXC. The U.K. Term Loan contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, consistent with the New DXC Term Loan, the Revolving Credit Facility, the U.S. Term Loan and the AUD Term Loan, including (i) cross payment event of default with respect to indebtedness of at least $250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the U.K. Term Loan, DXC is required to maintain a ratio of EBITDA to interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The U.K. Term Loan includes various customary remedies for the U.K. Lenders following an event of default, including the acceleration of repayment of outstanding amounts due under the U.K. Term Loan.

U.S. Term Loan

On March 21, 2016, CSC, as borrower, the financial institutions party thereto (the “U.S. Lenders”) and Bank of America, N.A. (“Bank of America”), as administrative agent (the “U.S. Agent”), entered into a Term Loan Credit Agreement in an initial aggregate principal amount of $525 million (the “U.S. Term Loan”).

On December 30, 2016, CSC exercised its option under the U.S. Term Loan to incur incremental term loans thereunder in an aggregate amount of $50 million.

The U.S. Term Loan is scheduled to mature on March 21, 2021. Amortization is payable ratably on a quarterly basis at the rate of 5.0% per annum with the remaining principal amount to be repaid at maturity. The U.S. Term Loan provides that prepayment of outstanding amounts is permitted at any time. Any payment of principal under the U.S. Term Loan cannot be redrawn.

On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 1 to the Term Loan Credit Agreement (“Amendment No. 1 (U.S.)”) with the U.S. Agent and each of the U.S. Lenders party to the U.S. Term Loan as of such date. Amendment No. 1 (U.S.), among other things, (i) waived the event of default that would, in the absence of such waiver, have arisen under the U.S. Term Loan as a result of the Merger and (ii) replaced CSC with DXC as the “Company” (including, as borrower, as the entity whose consolidated financial results are measured by the financial covenants and whose ratings determine the U.S. Pricing Grid (as defined below), as the entity to whom (and to whose subsidiaries) the representations and warranties, covenants and events of default generally apply, etc.) thereunder, in the case of clause (ii) subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation. On April 3, 2017, pursuant to the terms of Amendment No. 1 (US), CSC was replaced with DXC as the “Company” under the U.S. Term Loan.

Under the U.S. Term Loan, DXC may request that the commitments be increased to $775 million if the lenders are, in their discretion, willing to provide such increase.

Under the U.S. Term Loan, borrowings bear interest at a variable rate equal to, at DXC’s option, (i) the Eurocurrency Rate (as defined in the U.S. Term Loan) for a one, two, three or six month interest period, plus a margin of between 0.75% and 1.5%, based on a pricing grid consistent with the RCF Pricing Grid (the “U.S. Pricing Grid”) or (ii) the greatest of the rate of interest announced publicly by Bank of America in New York, New York, from time to time, as Bank of America’s prime rate, the Federal Funds Rate plus 0.5%, and the Eurocurrency Rate for a one-month interest period plus 1%, in each case plus a margin of between 0% and 0.5%, based on the U.S. Pricing Grid.

The U.S. Term Loan contains representations, warranties, and covenants customary for loan facilities of this type, as well as customary events of default, consistent with the New DXC Term Loan, the Revolving Credit Facility, the U.K. Term Loan and the AUD Term Loan, including (i) cross payment event of default with respect to indebtedness of at least $250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the U.S. Term Loan, DXC is required to maintain a ratio of EBITDA to interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The U.S. Term Loan includes various customary remedies for the U.S. Lenders following an event of default, including the acceleration of repayment of outstanding amounts due under the U.S. Term Loan.

AUD Term Loan

On July 25, 2016, CSC Australia PTY. Limited and UXC Limited (collectively, the “AUD Borrowers”), CSC, as guarantor, the lenders from time to time party thereto (the “AUD Lenders”) and Commonwealth Bank of Australia, as agent (in such capacity, the “AUD Agent”), entered into a Syndicated Facility Agreement (the “AUD Term Loan”). The AUD Term Loan is comprised of: (i) an A$100 million delayed-draw senior unsecured term loan (the “Initial AUD Term Facility”) and (ii) an A$5 million senior unsecured line of credit for the issuance of bank guarantees (the “W/C Facility”). The intended use of proceeds from the AUD Term Facilities (as defined below) is to partially repay amounts drawn under the Revolving Credit Facility and for working capital and other general corporate purposes. The intended use of proceeds from the W/C Facility is for working capital and other general corporate purposes. Obligations under the AUD Term Loan were guaranteed by CSC.

The Initial AUD Term Facility and any AUD Incremental Facility are scheduled to mature on July 25, 2021. The W/C Facility is scheduled to mature on July 25, 2017, subject to extension pursuant to the terms of the AUD Term Loan. Amortization of the Initial AUD Term Facility is payable annually at the rate of 5.0% of original principal amount per annum with the remaining principal amount to be repaid at maturity. The AUD Term Loan provides that prepayment of outstanding amounts is permitted at any time. Any payment of principal under any AUD Term Facility cannot be redrawn.

On February 17, 2017, CSC entered into that certain Waiver and Amendment No. 2 to the Syndicated Facility Agreement (“Amendment No. 2 (AUD)”) with the AUD Borrowers, the AUD Agent and each of the AUD Lenders party to the AUD Term Loan as of such date. Amendment No. 2 (AUD), among other things, (i) waived the event of default that would, in the absence of such waiver, have arisen under the AUD Term Loan as a result of the Merger and (ii) replaced CSC with DXC as the “Original Guarantor” (including, as the guarantor of the AUD Borrowers’ obligations, as the entity whose consolidated financial results are measured by the financial covenants and whose credit ratings determine the pricing grid, as the entity to whom (and to whose subsidiaries) the representations and warranties, covenants and events of default generally apply, etc.) thereunder, in the case of clause (ii), subject to certain conditions, including the consummation of the Merger and the delivery of customary closing documentation. On April 3, 2017, pursuant to the terms of Amendment No. 2 (AUD), CSC was replaced with DXC as the “Original Guarantor” under the AUD Term Loan.

The AUD Term Loan permitted the AUD Borrowers to request advances in respect of the Initial AUD Term Facility prior to October 25, 2016. The AUD Term Loan permits DXC to request incremental term loans of up to A$175 million (the “AUD Incremental Facilities” and, together with the Initial AUD Term Facility, the “AUD Term Facilities”), which, if requested by DXC and agreed to by the lenders providing such AUD Incremental Facilities, would result in a maximum of A$275 million in total AUD Term Facilities. The AUD Term Loan permits the AUD Borrowers to request advances in respect of any AUD Incremental Facility during the period commencing on the date that the incremental commitments are incurred through the date that is one month after the date the incremental commitments are incurred. Borrowings under the Initial AUD Term Facility bear interest at a variable rate equal to the BBSY Bid (as defined in the AUD Term Loan) for a one, two, three or six-month interest period (or any other period agreed between DXC and the AUD Agent), plus a margin of between 0.95% and 1.45%, based on a pricing grid based on the published credit ratings of DXC. Borrowings under any AUD Incremental Facility will bear interest at a rate agreed by the lenders under the applicable AUD Incremental Facility, CSC Australia PTY. Limited and DXC.

The AUD Term Loan contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, consistent with the New DXC Term Loan, the Revolving Credit Facility, the U.K. Term Loan and the U.S. Term Loan, including (i) cross payment event of default with respect to indebtedness of at least $250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the AUD Term Loan, DXC is required to maintain a ratio of EBITDA to interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The AUD Term Loan includes various customary remedies for the AUD Lenders following an event of default, including the acceleration of repayment of outstanding amounts under the AUD Term loan.

The CSC Notes

On September 18, 2012, CSC issued in a registered offering its 4.45% Senior Notes due 2022 under a Base Indenture, dated as of September 18, 2012, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of

September 18, 2012, between CSC and the trustee (together, the “CSC Indenture”). Interest on the CSC Notes is payable on September 15 and March 15 of each year, and the CSC Notes mature on September 18, 2022. Concurrently with this exchange offer, we have commenced a separate exchange offer for any and all outstanding 4.45% notes due 2022 issued by CSC for new 4.45% notes due 2022 of DXC. We can give no assurance as to the results of such exchange, or that such exchange will be consummated in a timely manner or at all.

CSC may redeem the CSC Notes, in whole or in part, at any time or from time to time, in each case, at our option, at a redemption price equal to (1) the greater of 100% of the principal amount of the CSC Notes and (2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest payments accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 45 basis points, plus, in either of (1) or (2) above, accrued and unpaid interest to the date of redemption.

If a change of control triggering event occurs with respect to the CSC Notes, subject to certain exceptions, CSC must give holders the opportunity to sell their CSC Notes to us, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of purchase.

CSC and its subsidiaries are subject to certain customary negative covenants under the CSC Indenture, including limitations on our and our subsidiaries’ ability to incur liens on our assets, enter into certain sale and Lease-back transactions and enter into certain mergers, consolidations and transfers of substantially all of our assets, subject to certain customary exceptions and thresholds.

The CSC Indenture contains customary events of default, including (1) failure to pay interest with respect to the CSC Notes; (2) failure to pay the principal (or premium, if any) when due with respect to the CSC Notes; (3) failure to observe or perform any other covenant contained in the CSC Notes or the CSC Indenture; (4) a cross payment event of default with respect to indebtedness of at least $125 million or other events if the effect is to accelerate or permit acceleration of such indebtedness; and (5) specified events involving bankruptcy, insolvency or reorganization.

The EDS Notes

On October 12, 1999, our wholly-owned subsidiary, HP Enterprise Services LLC (formerly known as Electronic Data Systems, LLC, formerly known as Electronic Data Systems Corporation) (“EDS”) issued in a registered offering $300 million aggregate principal amount of EDS Notes under an Indenture, dated as of August 12, 1996, among EDS, Hewlett Packard Enterprise Company, a Delaware corporation (the “Guarantor”), and the Bank of New York Mellon Trust Company N.A. (successor to Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association)), as trustee, (as amended and supplemented, the “EDS Indenture”). The EDS Notes were deregistered on September 9, 2008. Interest on the EDS Notes is payable on April 15 and October 15 of each year, and the EDS Notes mature on October 15, 2029.

EDS may redeem the EDS Notes, in whole or in part, at any time or from time to time, in each case, at its option, at a redemption price equal to (1) the greater of 100% of the principal amount of the EDS Notes and (2) as determined by the Quotation Agent, the sum of the present values of the principal amount of the notes to be redeemed and the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture to the EDS Indenture) plus 20 basis points, plus, in either of (1) or (2) above, accrued and unpaid interest to the date of redemption.

EDS and its subsidiaries are subject to certain customary negative covenants under the EDS Indenture, including limitations on EDS and its subsidiaries’ ability to incur liens on our assets, enter into certain sale and

Lease-back transactions and enter into certain mergers, consolidations and transfers of substantially all of our assets, subject to certain customary exceptions and thresholds.

The EDS Indenture contains customary events of default, including (1) failure to pay interest with respect to the EDS Notes; (2) failure to pay the principal (or premium, if any) when due with respect to the EDS Notes; (3) failure to pay any sinking fund payment with respect to the EDS Notes (4) failure to observe or perform any other covenant contained in the EDS Notes or the EDS Indenture; (5) a cross payment event of default with respect to indebtedness of at least $50 million or other events if the effect is to accelerate or permit acceleration of such indebtedness; and (6) specified events involving bankruptcy, insolvency or reorganization.

The Old Notes

On March 27, 2017, DXC entered into the Base Indenture and the First Supplemental Indenture, pursuant to which DXC issued the old notes. The old notes have not been registered under the Securities Act, or under any state securities laws and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. The terms of the old notes are identical in all material respects to the terms of the corresponding series of new notes as described in “Description of the New Notes”, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

In connection with the issuance of the old notes, DXC entered into a registration rights agreement, dated March 27, 2017, by and among DXC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the Initial Purchasers named therein (the “registration rights agreement”), which provides the holders of the new notes certain rights relating to the registration of the new notes under the Securities Act. Pursuant to the registration rights agreement, DXC has agreed to conduct a registered exchange offer for the old notes or, under certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the old notes. If DXC fails to comply with certain obligations under the registration rights agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the old notes.

Euro-Commercial Paper Programme

In July 2015, CSC established a €500 million Euro-Commercial Paper Programme (the “Programme”), under which its indirect subsidiary, CSC Capital Funding Limited, may from time to time issue Euro-commercial paper with a maturity of up to a year and which may be issued at a discount or at a premium or may bear fixed or floating rate interest. The notes were guaranteed by CSC and CSC Computer Sciences International S.à r.l. The Programme was upsized in 2016 to allow issuance of a maximum of €1 billion in principal amount of notes. On February 16, 2017, CSC entered into an amendment to the “Programme” pursuant to which notes issued under the Programme on or after that date and before the consummation of the Merger would incorporate a provision pursuant to which DXC would be substituted as guarantor in place of CSC following the consummation of the Merger. On April 3, 2017, the substitution took effect in respect of Notes issued on or after February 16, 2017 and before April 3, 2017. In addition, on April 3, 2017, the Programme was amended such that Notes issued on or after April 3, 2017 will, at all times, be guaranteed by DXC. As of March 31, 2017, €595 million in principal amount of notes are outstanding under the Programme, all of which will continue to be guaranteed by CSC and Computer Sciences International S.à.r.l. until such notes mature, which will not be more than 364 days from (and including) the issue date of such notes.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of an old note for a new note in the exchange offer will not be treated as a taxable event to holders for United States federal income tax purposes. Consequently, for United States federal income tax purposes, you will not recognize gain or loss upon receipt of a new note, the holding period of the new note will include the holding period of the old note exchanged therefor and the basis of the new note will be the same as the basis of the old note immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes in the United States.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes in the United States received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of old notes for new notes or from any sale of new notes by broker-dealers. new notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the securities) other than commissions or concessions of any brokers or dealer and will indemnify the holders of old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The combined financial statements of the Enterprise Services Business of Hewlett Packard Enterprise Company (Everett SpinCo, Inc., subsequently renamed DXC Technology Company) at October 31, 2016 and 2015, and for each of the three years in the period ended October 31, 2016, appearing in Amendment No. 3 to Registration Statement of Everett SpinCo, Inc. on Form S-4 filed with the SEC on February 24, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CSC, incorporated in this registration statement by reference from CSC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the effectiveness of CSC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Amendment No. 3 to Registration Statement of Everett SpinCo, Inc. on Form S-4 filed with the SEC on February 24, 2017 (but only the items set forth under the captions “Risk Factors,” “The

Transactions,” “The Transaction Agreements,” “Debt Financing,” “Additional Agreements Related to the Separation, the Distribution and the Merger,” and “Financial Statements—Combined Financial Statements of Everett SpinCo, Inc.”);

•	CSC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on May 26, 2017;

•	CSC’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders filed with the SEC on June 24, 2016 (but only the information set forth therein that is incorporated by reference into Part III of CSC’s Annual Report on Form 10-K for the fiscal year ended April 1, 2016);

•	Everett Spinco, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017 filed with the SEC on March 30, 2017;

•	DXC’s Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders filed with the SEC on June 23, 2017; and

•	DXC’s Current Reports on Form 8-K filed with the SEC on April 6, 2017 (two reports), June 14, 2017 and June 21, 2017.

We also incorporate by reference any future filings of DXC made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Investor Relations Department

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

(703) 245-9700

DXC Technology Company

Offer to Exchange

PROSPECTUS

The exchange agent for the Exchange Offer is:

U.S. Bank National Association

U.S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

For information please email escrowexchangepayments@usbank.com or call 651-466-7150

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Nevada Law

Nevada law limits or eliminates the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties as directors or officers. Our Articles of Incorporation and Bylaws include provisions that require the company to indemnify, to the fullest extent allowable under Nevada law, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under Nevada law. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the Nevada law and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 21.	Exhibits and Financial Statement Schedules

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 24, 2016, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company, Everett SpinCo, Inc. and Everett Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to Hewlett Packard Enterprise Company’s Current Report on Form 8-K (filed May 26, 2016) (file no. 001-37483), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 2, 2016, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company, Everett SpinCo, Inc., New Everett Merger Sub Inc. and Everett Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Hewlett Packard Enterprise Company’s Current Report on Form 8-K (filed November 2, 2016) (file no. 001-37483)), as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of December 6, 2016, by and among Hewlett Packard Enterprise Company, Computer Sciences Corporation, Everett SpinCo, Inc., Everett Merger Sub Inc. and New Everett Merger Sub Inc. (incorporated by reference to Exhibit 2.3 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc. (filed December 7, 2016) (file no.001-04850).)

2.2	Separation and Distribution Agreement, dated May 24, 2016, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on May 26, 2016.)

Exhibit No.	Description

2.3	First Amendment to Separation and Distribution Agreement, dated November 2, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on November 2, 2016.)

2.4	Second Amendment to Separation and Distribution Agreement, dated December 6, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on December 7, 2016.)

2.5	Third Amendment to the Separation and Distribution Agreement, dated January 27, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.7 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on February 24, 2017.)

2.6	Fourth Amendment to the Separation and Distribution Agreement, dated March 31, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.7	Employee Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.8	Tax Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.9	Intellectual Property Matters Agreement, dated March 31, 2017, by and among Hewlett Packard Enterprise Company, Hewlett Packard Enterprise Development LP and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.10	Transition Services Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.11	Real Estate Matters Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.5 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.1	Articles of Incorporation of DXC Technology Company (Incorporated by reference to Exhibit 3.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.2	Bylaws of DXC Technology Company (Incorporated by reference to Exhibit 3.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

4.1	Base Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

4.2	First Supplemental Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

Exhibit No.	Description

4.3*	Form of Third Supplemental Indenture between DXC Technology Company and U.S. Bank National Association, as trustee.

4.4	Form of the new notes (included as part of Exhibit 4.3.)

4.5	Form of the old notes (included as part of Exhibit 4.2.)

4.6	Registration Rights Agreement dated March 27, 2017, by and among DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the Initial Purchasers named therein (Incorporated by reference to Exhibit 4.3 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

5.1*	Opinion of Davis Polk & Wardwell LLP as to the validity of the new notes.

5.2*	Opinion of Woodburn and Wedge as to the validity of the new notes.

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of DXC Technology Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.4	Consent of Davis Polk & Wardwell, LLP (included as part of Exhibit 5.1.)

23.5	Consent of Woodburn and Wedge (included as part of Exhibit 5.2.)

24.1*	Power of Attorney.

25.1*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the New 2020 Notes.

25.2*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the New 2024 Notes.

25.3*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the New 2027 Notes.

99.1	Form of Letter of Transmittal.

99.2*	Form of Letter to Clients.

99.3*	Form of Letter to Nominees.

*	Previously filed.

Item 22.	Undertakings

•	The undersigned registrant hereby undertakes:

•	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

•	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

•	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

•	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

•	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

•	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, in the Commonwealth of Virginia, on July 6, 2017.

DXC TECHNOLOGY COMPANY Registrant

By:	/s/ William L. Deckelman, Jr.
	Name:	William L. Deckelman, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* J. Michael Lawrie	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 6, 2017

* Paul N. Saleh	Executive Vice President, and Chief Financial Officer (Principal Financial Officer)	July 6, 2017

* Neil A. Manna	Senior Vice President and Controller (Principal Accounting Officer)	July 6, 2017

* Mukesh Aghi	Director	July 6, 2017

* Amy E. Alving	Director	July 6, 2017

* David Herzog	Director	July 6, 2017

* Sachin Lawande	Director	July 6, 2017

* Julio A. Portalatin	Director	July 6, 2017

Signature	Title	Date

* Peter Rutland	Director	July 6, 2017

* Manoj P. Singh	Director	July 6, 2017

* Margaret C. Whitman	Director	July 6, 2017

* Robert F. Woods	Director	July 6, 2017

*By:	/s/ William L. Deckelman, Jr.
William L. Deckelman, Jr.
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 24, 2016, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company, Everett SpinCo, Inc. and Everett Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to Hewlett Packard Enterprise Company’s Current Report on Form 8-K (filed May 26, 2016) (file no. 001-37483), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 2, 2016, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company, Everett SpinCo, Inc., New Everett Merger Sub Inc. and Everett Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Hewlett Packard Enterprise Company’s Current Report on Form 8-K (filed November 2, 2016) (file no. 001-37483)), as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of December 6, 2016, by and among Hewlett Packard Enterprise Company, Computer Sciences Corporation, Everett SpinCo, Inc., Everett Merger Sub Inc. and New Everett Merger Sub Inc. (incorporated by reference to Exhibit 2.3 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc. (filed December 7, 2016) (file no.001-04850).)

2.2	Separation and Distribution Agreement, dated May 24, 2016, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on May 26, 2016.)

2.3	First Amendment to Separation and Distribution Agreement, dated November 2, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of Hewlett Packard Enterprise Company, filed with the Securities and Exchange Commission on November 2, 2016.)

2.4	Second Amendment to Separation and Distribution Agreement, dated December 6, 2016, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on December 7, 2016.)

2.5	Third Amendment to the Separation and Distribution Agreement, dated January 27, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.7 to Form 10 of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on February 24, 2017.)

2.6	Fourth Amendment to the Separation and Distribution Agreement, dated March 31, 2017, by and between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.6 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.7	Employee Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.8	Tax Matters Agreement, dated March 31, 2017, by and among Computer Sciences Corporation, Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.9	Intellectual Property Matters Agreement, dated March 31, 2017, by and among Hewlett Packard Enterprise Company, Hewlett Packard Enterprise Development LP and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

Exhibit No.	Description

2.10	Transition Services Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

2.11	Real Estate Matters Agreement, dated March 31, 2017, between Hewlett Packard Enterprise Company and Everett SpinCo, Inc. (Incorporated by reference to Exhibit 2.5 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.1	Articles of Incorporation of DXC Technology Company (Incorporated by reference to Exhibit 3.3 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

3.2	Bylaws of DXC Technology Company (Incorporated by reference to Exhibit 3.4 to Form 8-K of DXC Technology Company, filed with the Securities and Exchange Commission on April 6, 2017.)

4.1	Base Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

4.2	First Supplemental Indenture, dated March 27, 2017, between DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

4.3*	Form of Third Supplemental Indenture between DXC Technology Company and U.S. Bank National Association, as trustee.

4.4	Form of the new notes (included as part of Exhibit 4.3.)

4.5	Form of the old notes (included as part of Exhibit 4.2.)

4.6	Registration Rights Agreement dated March 27, 2017, by and among DXC Technology Company (f.k.a. Everett SpinCo, Inc.) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the Initial Purchasers named therein (Incorporated by reference to Exhibit 4.3 to Form 8-K of Everett SpinCo, Inc., filed with the Securities and Exchange Commission on March 27, 2017.)

5.1*	Opinion of Davis Polk & Wardwell LLP as to the validity of the new notes.

5.2*	Opinion of Woodburn and Wedge as to the validity of the new notes.

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of DXC Technology Company.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.4	Consent of Davis Polk & Wardwell, LLP (included as part of Exhibit 5.1).

23.5	Consent of Woodburn and Wedge (included as part of Exhibit 5.2).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended with respect to the 2020 Notes.

25.2*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the New 2024 Notes.

Exhibit No.	Description

25.3*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the New 2027 Notes.

99.1	Form of Letter of Transmittal.

99.2*	Form of Letter to Clients.

99.3*	Form of Letter to Nominees.

*	Previously filed.